Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of January 18, 2013

among

CENVEO CORPORATION,
as Borrower,

CENVEO, INC.,
as a Guarantor,

MACQUARIE US TRADING LLC,
as Administrative Agent,

and

the Lenders named herein and from time to time party hereto

MACQUARIE CAPITAL (USA) INC.,
as Lead Arranger and Book Manager

Latham & Watkins llp
355 South Grand Avenue
Los Angeles, CA 90071-1560
(213) 485-1234

Page

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms.	1
1.02	Other Interpretive Provisions.	19
1.03	Accounting Terms.	20
1.04	Rounding.	21
1.05	Times of Day.	21

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.	28
3.02	Increased Costs.	30
3.03	Mitigation Obligations; Replacement of Lenders.	31
3.04	Survival.	32

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension.	32
4.02	Conditions to all Credit Extensions.	34

i

Page

ARTICLE V

REPRESENTATIONS AND WARRANTIES

ARTICLE VI

AFFIRMATIVE COVENANTS

ARTICLE VII

NEGATIVE COVENANTS

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default.	56
8.02	Remedies upon Event of Default.	57
8.03	Application of Funds.	58

ARTICLE IX

ADMINISTRATIVE AGENT

9.01	Appointment and Authority.	58
9.02	Rights as a Lender.	59
9.03	Exculpatory Provisions.	59
9.04	Reliance by Administrative Agent.	59
9.05	Delegation of Duties.	60

ARTICLE X

CONTINUING GUARANTY

ARTICLE XI

MISCELLANEOUS

SCHEDULES

1.02	-	Material Contracts
2.01	-	Commitments and Applicable Percentages
5.08(b)	-	Existing Liens
5.08(c)	-	Existing Investments
5.09	-	Environmental Matters
5.13	-	Subsidiaries and Other Equity Investments; Loan Parties
5.20	-	Labor Matters
6.12	-	Guarantors
7.01	-	Existing Liens
7.02	-	Existing Indebtedness
7.05	-	Scheduled Real Estate Dispositions
7.09		Restrictions
11.02	-	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	-	Loan Notice
B	-	Note
C	-	Compliance Certificate
D	-	Assignment and Assumption
E-1	-	Borrower Assignment and Assumption
E-2	-	Affiliated Lender Assignment and Assumption
F	-	Guaranty
G-1	-	Opinion Matters – Vice President, Legal Affairs of Holdings
G-2	-	Opinion Matters – Special New York Counsel to Loan Parties
G-3	-	Opinion Matters – Local Counsel to Loan Parties
H	-	Amendment to Senior Credit Agreement
I	-	Joinder Agreement
J	-	Tax Certificate

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of January 18, 2013, among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and MACQUARIE US TRADING LLC, as Administrative Agent.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower intends to redeem and prepay in full its existing Subordinated Notes (as defined below);

WHEREAS, in furtherance of the foregoing, the Borrower has requested that the Lenders extend certain credit facilities to the Borrower, the proceeds of which will be used to (i) prepay in full the Subordinated Notes and (ii) pay related fees and expenses;

WHEREAS, the Borrower has previously entered into an amendment of the Senior Credit Agreement (as defined below) to allow for the prepayment of the existing Subordinated Notes and for the incurrence of the credit facilities hereunder;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition”, by any Person, means the purchase or acquisition in a single transaction or a series of related transactions by any such Person, individually or, together with its Affiliates, of (a) any Equity Interest of any other Person (other than an existing Subsidiary of the Borrower) which are sufficient such that such other Person becomes a direct or indirect Subsidiary of the Borrower or (b) all or a substantial portion of the Property, including, without limitation, all or a substantial portion of the property comprising a division, business unit or line of business, of any other Person (other than a Subsidiary of the Borrower), whether involving a merger or consolidation with such other Person.  “Acquire” has a meaning correlative thereto.

“Administrative Agent” means Macquarie US Trading LLC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of Holdings at such time.

“Affiliated Lender Assignment Agreement" means an Assignment and Assumption Agreement in the form of Exhibit E-2 annexed hereto.

“Agent Parties” shall have the meaning specified in Section 11.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Anti-Terrorism Laws” means Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate outstanding principal amount of the Loans of all Lenders represented by the principal amount of such Lender’s Loans at such time.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 hereto or in the Assignment and Assumption, Borrower Assignment Agreement or Affiliated Lender Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto, in each case as included in Holdings Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

“Available Loss Proceeds” means the difference of (a) Loss Proceeds received during any fiscal year less (b) the amount of such proceeds that are applied to the repair of the property subject to such loss or to the purchase price of similar replacement property in either case within 120 days of receipt of such Loss Proceeds or, so long as Borrower gives written notice to the Administrative Agent within such 120 day period that it intends to so apply such Loss Proceeds, within 365 days of receipt of such Loss Proceeds.

“Borrower” has the meaning specified in the introductory paragraph hereto.

"Borrower Assignment Agreement" means an Assignment and Assumption Agreement in the form of Exhibit E-1 annexed hereto.

“Borrower Assignment Effective Date” has the meaning specified in Section 11.06(h).

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, Stamford, Connecticut or New York, New York.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).  For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Senior Collateral Documents or the Second Lien Notes Documents):

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any nationally-recognized securities dealer or any commercial bank, trust company, savings and loan association or savings bank that (i) (A) is a Lender or (B) is (x) organized under the laws of the United States of America, any state thereof or the District of Columbia, or a political subdivision thereof, (y) a U.S. branch of any such institution organized under the laws of any other country that is a member of the OECD, or (z) the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)           commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)           Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition, and

(e)           obligations with any Lender, any other bank or trust company described in clause (b) above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (a) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender, such other bank or trust company or such securities dealer.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), except the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis; or

(b)           during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)           any Person or two or more Persons acting in concert (excluding the Permitted Holders) shall have acquired by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Holdings, or control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis representing 35% or more of the combined voting power of such securities; or

(d)           Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower.

“Closing Date” means January 18, 2013.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption, Borrower Assignment Agreement or Affiliated Lender Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, or otherwise adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Complying ECF Prepayment Date” has the meaning specified in Section 2.05(b).

“Complying Fiscal Quarter” has the meaning specified in Section 2.05(b).

 “Condemnation Award” means all proceeds of any taking of real or personal property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner, or transfer in lieu thereof.

“Consolidated Adjusted EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income for such Measurement Period:  (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable and tax contingencies, (iii) depreciation and amortization expense and (iv) all other non-cash items decreasing Consolidated Net Income (in each case of or by Holdings and its Subsidiaries for such Measurement Period), minus (b) the following to the extent added in calculating such Consolidated Net Income for such Measurement Period:  (i) Federal, state, local and foreign income tax credits and tax contingency credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by Holdings and its Subsidiaries for such Measurement Period), and excluding (c) without duplication, the following to the extent included in the calculation of Consolidated Net Income for such Measurement Period:  (i) cash restructuring, integration, impairment and related fees, expenses and charges in an aggregate amount of up to $15,000,000 incurred during any fiscal year (provided, for the avoidance of doubt, that (A) any of the foregoing amounts not incurred during a fiscal year may not be carried over in any succeeding fiscal year and (B) the aggregate amount of such cash restructuring, integration, impairment and related fees, expenses and charges incurred after the fiscal year ending January 1, 2011 that may be excluded pursuant to this clause (i) shall not exceed $40,000,000), (ii) non-cash restructuring, integration, impairment and related fees, expenses and charges, (iii) the results of operations and gain (loss) on the Disposition of non-strategic assets, businesses and discontinued operations, (iv) stock based compensation expense, (v) gain (loss) on the early extinguishment of Indebtedness, (vi) cumulative effect of changes in accounting principles, (vii) non-cash extraordinary gains and non-cash extraordinary losses for such Measurement Period and (viii) other non-cash non-recurring charges and expenses (in each case of or by Holdings and its Subsidiaries for such Measurement Period).

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of (i) all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and (ii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable

Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar legal entity) in which Holdings or a Subsidiary is a general partner or joint venturer, except to the extent such Indebtedness is expressly made non-recourse to Holdings or such Subsidiary.

“Consolidated Interest Charges” means, at any date of determination, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (but excluding any premium paid in respect of any prepayment, purchase or redemption of the Subordinated Notes), (b) all interest that is treated as “interest” under GAAP that is paid or payable with respect to discontinued operations, and (c) the portion of rent expense under Capitalized Leases that is treated as interest expense in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Adjusted EBITDA.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) the net income of any Subsidiary (other than any Loan Party) during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Holdings’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (b) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary (other than any Loan Party), such Subsidiary is not precluded from further distributing such amount as described in clause (a) of this proviso).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means a Borrowing.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the credit facility evidenced by this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Period” means, with respect to any Defaulting Lender, in the case of any Defaulted Payment, the period commencing on the date the applicable Defaulted Payment was required to have been paid to the Administrative Agent or any other Lender under this Agreement and ending on the earlier to occur of the following: (x) the date on which (A) such Defaulted Payment has been paid (whether by the funding of such Defaulted Payment by such Defaulting Lender or by the application of any amount pursuant to Section 11.21(a)) to the Administrative Agent or such other Lender (or, to the extent that the Borrower was required to pay such Defaulted Payment to any such Person pursuant to the terms of this Agreement, to the Borrower), as applicable, together with  interest thereon for each day from and including the date such Defaulted Payment was required to have been paid by such Defaulting Lender to but excluding the date of payment thereof, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with its then-applicable policies regarding interbank compensation and (B) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation (in form and substance satisfactory to the Borrower and the Administrative Agent) of its intention to honor all of its obligations as a Lender under this Agreement and the other Loan Documents (including, without limitation, its obligations hereunder with respect to such payments); and (y) the date on which the Borrower (so long as no Event of Default has occurred and is continuing), the Administrative Agent and any such other Lender agree (in their sole and absolute discretion) in writing to suspend or terminate the Default Period with respect to the Defaulted Payments of such Defaulting Lender (provided, that any such suspension shall be in effect only for such period as may be agreed by such Persons, and the Default Period with respect to the Defaulted Payments of such Defaulting Lender shall resume immediately following the end of such period).

“Default Rate” means the interest rate required to be paid under Section 2.05(a) or (b), as applicable, plus 2% per annum.

“Defaulted Payment” has the meaning specified in the definition of “Defaulting Lender”.

“Defaulting Lender” means any Lender that has failed to pay over to the Administrative Agent or any other Lender any amount required to be paid by it hereunder (each such payment, a “Defaulted Payment”) within three Business Days of the date when due, unless the subject of a good faith dispute, for so long as the applicable Default Period is in effect.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any real or personal property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“ECF Prepayment Amount” has the meaning specified in Section 2.03(b)(i).

“ECF Prepayment Date” has the meaning specified in Section 2.03(b)(i).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Embargoed Person” means  any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions programs.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Laws relating to pollution or the protection of the Environment or human health (to the extent related to exposure to materials, substances, pollutants, contaminants or wastes regulated under such Laws) or the Release into the Environment of materials, substances, pollutants, contaminants or wastes regulated under such Laws.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower, Holdings or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower, Holdings or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal quarter of Holdings, the excess (if any) of (a) the sum of (i) Consolidated Adjusted EBITDA plus (ii) the Working Capital Adjustment (whether positive or negative) for such fiscal quarter minus (b) without duplication, the sum (for such fiscal quarter) of (i) Consolidated Interest Charges actually paid in cash by Holdings and its Subsidiaries, (ii) principal repayments, to the extent actually made by the Borrower, of Loans pursuant to Section 2.03(b)(ii), (iii) or (iv), (iii) all income taxes actually paid in cash by Holdings and its Subsidiaries, (iv) Capital Expenditures actually made by Holdings and its Subsidiaries in such fiscal quarter, (v) Restricted Payments by Holdings, to the extent actually made, permitted by Section 7.06(d), (vi) cash restructuring, integration, impairment and related fees, expenses and charges incurred during such fiscal quarter and excluded from the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) of the definition thereof, (vii) fees and expenses paid in cash by Holdings and its Subsidiaries during such fiscal quarter in connection with the Transaction or in connection with the incurrence of any Indebtedness permitted to be incurred pursuant to Section 7.02 (in each case to the extent not deducted in calculating Consolidated Net Income for such fiscal quarter), (viii) all mandatory prepayments made by the Borrower under Section 2.05(b)(iii) of the Senior Credit Agreement (to the extent the proceeds of the applicable Disposition are otherwise included in Excess Cash Flow) during such fiscal quarter, (ix) all scheduled principal repayments made by the Borrower under Section 2.07 of the Senior Credit Agreement during such fiscal quarter and (x) all pension contributions and post-employment benefit liabilities actually paid in cash during such fiscal quarter; provided that after giving effect to the net amount of any decreases or deductions on account of the foregoing clauses (a)(ii) and (b)(x), the amount of calculated Excess Cash Flow shall in no event be less than 80% (or such lower percentage as the Administrative Agent shall agree in its sole discretion) of what Excess Cash Flow would otherwise have been without giving effect to such clauses.

“Exchangeable Notes” means the 7% Senior Exchangeable Notes due 2017 issued pursuant to the Exchangeable Notes Indenture.

“Exchangeable Notes Indenture” means the Indenture, dated as of March 28, 2012, among the Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee, which provides for the issuance of the Borrower’s 7% Senior Exchangeable Notes due 2017.

“Exchange Notes” has the meaning specified in Section 2.01(b).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower or Holdings hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or by any other jurisdiction in which it is subject to such taxes as a result of a connection in such jurisdiction unrelated to the Loan Documents, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower or Holdings is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower or Holdings with respect to such withholding tax pursuant to Section 3.01(a) and (d) Taxes  imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar official guidance issued by the IRS under such provisions) provided that the term “FATCA” shall include amendments to Sections 1471 through 1474 of the Code only if any Tax imposed under such Sections (as amended) may be avoided by complying with requirements that are substantively comparable and not materially more onerous to comply with than those imposed under Sections 1471 through 1474 of the Code and any regulations or official IRS  guidance as of the date hereof.

“February 25 Interest Payment Date” means February 25th of each year.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the Administrative Agent Fee Letter, dated December 10, 2012, among the Borrower, the Lead Arranger and MIHI LLC.

“Foreign Lender” means any Lender that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” means any defined benefit plan (within the meaning of Section 3(35) of ERISA), established or maintained by Borrower, Holdings or any Subsidiary (other than a Plan or Multiemployer Plan) for the benefit of employees employed outside the United States.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings, the Subsidiaries listed on Schedule 6.12 and each other Subsidiary of the Borrower that shall be required to execute and deliver a Joinder Agreement pursuant to Section 6.12.

“Guaranty” means, collectively, the Guaranty made by Holdings under Article X in favor of the Lenders and the Guaranty made by the Guarantors in favor of the Lenders, substantially in the form of Exhibit F, together with each Joinder Agreement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances, pollutants, contaminants or wastes of any nature in any form regulated pursuant to any Environmental Law.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)            net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was created);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any Affiliate of such Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation limited liability company or similar legal entity) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligations of any Person under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof due and payable by such Person as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Lender” means, collectively, the Lender or Lenders set forth on Schedule 2.01 as of the Closing Date.

“Insurance Proceeds” means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any casualty or other loss, damage or destruction of any real or personal property of Holdings or its Subsidiaries.

“Interest Payment Date” means the 25th day of each February, May, August and November and the Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, Holdings’ and its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (C) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement executed and delivered in accordance with the provisions of Section 6.12, substantially in the form of Exhibit I hereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arranger” means Macquarie Capital (USA) Inc., in its capacity as lead arranger and book manager.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means a loan made by any Lender to the Borrower under Section 2.01(a).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Fee Letter, (e) each Joinder Agreement and (f) all other documents and agreements executed and delivered in connection with the Obligations hereunder.

“Loan Notice” means a notice of a Borrowing pursuant to Section 2.02(a).  Each Loan Notice, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loss Proceeds” means the sum of (a) all Insurance Proceeds and (b) all Condemnation Awards, and payments in lieu thereof.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Loan Party, each contract or agreement listed on Schedule 1.02 hereto and each other contract or agreement entered into after the Closing Date by any Loan Party the breach or termination of which could reasonably be expected to have a Material Adverse Effect.

“Material Non-Public Information” has the meaning specified in Section 6.02.

“Maturity Date” means March 31, 2017.

“Maximum Cap Ex Amount” has the meaning specified in Section 7.11.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower, Holdings or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)            with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)           with respect to the issuance of any Equity Interests or the incurrence or issuance of any Indebtedness, in each case by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Complying ECF Prepayment Date” has the meaning specified in Section 2.05(b).

“Non-Complying Fiscal Quarter” has the meaning specified in Section 2.05(b).

 “Non-Operating Subsidiary” means any non-operating, inactive Subsidiary with assets having a net book value of less than $100,000.

“Note” means a promissory note made by the Borrower in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“November 25 Interest Payment Date” means November 25th of each year.

“NPL” means the National Priorities List under CERCLA.

“NuLabel Technologies, Inc. License Agreement” means the License and Supply Agreement, dated as of February 9, 2012, between NuLabel Technologies, Inc., a Delaware corporation, and the Borrower.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OECD” means the Organization for Economic Cooperation and Development.

“OFAC” has the meaning specified in the definition of “Embargoed Person.”

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, but shall not include taxes, charges or levies as a result of a transfer by a Lender or a Participant of any interest in a Loan Document other than a transfer pursuant to Section 11.13(a).

“Outstanding Amount” means, with respect to all Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower, Holdings or any ERISA Affiliate or to which the Borrower, Holdings or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Holders” means Robert G. Burton, Sr., his immediate family and their heirs and estates and any Person (other than a natural Person and Holdings and its Subsidiaries) that is wholly-owned or otherwise directly Controlled by any of the foregoing, including, without limitation, Burton Capital Management, LLC.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan or Foreign Plan, established or maintained by the Borrower, Holdings or any Subsidiary.

“Platform” has the meaning specified in Section 6.02.

“Pro Forma Basis” has the meaning specified in Section 1.03.

“Public Lender” has the meaning specified in Section 6.02.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of Holdings as prescribed by the Securities Laws.

“Related Documents” means (a) the Exchangeable Notes Indenture, (b) the Senior Loan Documents, (c) the Second Lien Notes Documents, (d) the Senior Notes Indenture and (e) all Material Contracts.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the Total Outstandings; provided that, if there are two or more Lenders, the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Debt Balance” means, as of each date listed below, the amount set forth opposite such date:

Date	Scheduled Debt Balance
February 25, 2013	$50,000,000.00
May 25, 2013	$43,750,000.00
August 25, 2013	$37,500,000.00
November 25, 2013	$31,250,000.00
February 25, 2014	$25,000,000.00
May 25, 2014	$18,750,000.00
August 25, 2014	$12,500,000.00
November 25, 2014	$6,250,000.00
February 25, 2015, and each succeeding Interest Payment Date	$0.00

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Indenture Trustee” means Wells Fargo Bank, National Association, in its capacity as trustee under the Second Lien Notes Indenture.

“Second Lien Notes” means the Senior Second Lien Notes due 2018 issued pursuant to the Second Lien Notes Documents.

“Second Lien Notes Documents” means the Second Lien Notes Indenture, the Second Lien Notes and all other agreements, instruments and other documents pursuant to which the Second Lien Notes have been or will be issued or otherwise setting forth the terms of the Second Lien Notes.

“Second Lien Notes Indenture” means the Indenture, dated as of February 5, 2010, by and among the Borrower, the guarantors party thereto and the Second Lien Indenture Trustee.

“Second Lien Security Documents” means the “Security Documents” as such term is defined in the Second Lien Notes Indenture.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Senior Collateral Documents” means the “Collateral Documents” as such term is defined in the Senior Credit Agreement.

“Senior Credit Agreement” means that certain Amended and Restated Credit Agreement entered into as of December 21, 2010, among Cenveo Corporation, Cenveo, Inc., each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

“Senior Credit Agreement Closing Date” means the “Amendment and Restatement Effective Date” as such term is defined in the Senior Credit Agreement.

 “Senior Loan Documents” means the “Loans Documents” as such term is defined in the Senior Credit Agreement.

“Senior Loans”  means the “Loans” and the “L/C Borrowings” as such terms are defined in the Senior Credit Agreement.

“Senior Notes” means the 11.5% Senior Notes due 2017 issued pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture, dated as of March 28, 2012, among the Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee, which provides for the issuance of the Borrower’s 11.5% Senior Notes due 2017.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Notes” means the 7 7/8% Senior Subordinated Notes due 2013 (Series A and Series B) issued pursuant to the Subordinated Notes Documents.

“Subordinated Notes Documents” means the Subordinated Notes Indenture the Subordinated Notes and all other agreements, instruments and other documents pursuant to which the Subordinated Notes have been or will be issued or otherwise setting forth the terms of the Subordinated Notes.

“Subordinated Notes Indenture” means the Indenture dated as of February 4, 2004 by and among the Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Successful Syndication” means the date upon which the Initial Lender and its affiliates shall have first reduced their outstanding Loans hereunder to an amount equal to 50% or less of the Total Outstandings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement governing any transaction described in clause (a) above (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Status Certificate” means any form or other documentation required to be delivered by a Foreign Lender pursuant to Section 3.01(e).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $35,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Trade Date” shall have the meaning specified in Section 11.06(b)(i)(B).

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the redemption and repayment in full in cash of the Subordinated Notes and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“USA PATRIOT Act” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC.

“Working Capital” means, as at any date of determination, the excess (or deficit) of consolidated current assets, excluding cash, over consolidated current liabilities.

“Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Working Capital as of the beginning of such period exceeds (or is less than) Working Capital as of the end of such period.

1.02              Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)           The Borrower has a fiscal year and fiscal quarters not ending on the calendar year and calendar quarter, respectively.  For the avoidance of doubt for so long as such situation exists, when interpreting any provision of this Agreement relating to a fiscal year or fiscal quarter or period ended at or as of the end of a fiscal year or fiscal quarter, any reference to such a period shall be deemed to refer to the Borrower’s fiscal quarter or year ended nearest the given date.

1.03              Accounting Terms.

(a)           Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)           Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)           Pro Forma Calculations.  Notwithstanding anything herein to the contrary, any calculation of Consolidated Adjusted EBITDA for any Measurement Period during which an Acquisition or Disposition shall have occurred (or shall be deemed to have occurred) shall be made on a Pro Forma Basis for purposes of determining whether the conditions precedent have been satisfied for a proposed transaction which is permitted hereunder only so long as no Default will result from the consummation thereof, including, without limitation, any Disposition or any Investment which results in an Acquisition.

“Pro Forma Basis” means, for purposes of calculating any financial ratio (including the Consolidated Leverage Ratio) or financial amount for any Measurement Period for any of the purposes specified in this Section 1.03(c), and with respect to each proposed Acquisition or Disposition and each such transaction actually consummated in such Measurement Period, that such financial ratio or financial amount shall be calculated on a pro forma basis based on the following assumptions:  (a) each such transaction shall be deemed to have occurred on the first day of such Measurement Period; (b) any funds to be used by any Person in consummating any such transaction will be assumed to have been used for that purpose as of the first day of such Measurement Period; (c) any Indebtedness to be incurred by any Person in connection with the consummation of any such transaction will be assumed to have been incurred on the first day of such Measurement Period; (d) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of such Measurement Period that bears interest at a floating rate shall be calculated at the current rate (as of the date of such calculation) under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder); and (e) any gross interest expense, determined in accordance with GAAP, with respect to Indebtedness outstanding during such Measurement Period that was or is to be refinanced with proceeds of a transaction assumed to have been incurred as of the first day of the Measurement Period will be excluded from such calculations (and to the extent not already excluded pursuant to clause (a) or (b) above, the principal amount of such Indebtedness shall be excluded).  “Pro Forma Basis” may also include such adjustments for expected cost savings in connection with an Acquisition or Disposition as forecasted by the Borrower to occur within twelve months after such Acquisition or Disposition in a reasonable manner with appropriate supporting documentation and representations by management, reasonably satisfactory to the Administrative Agent; provided, that, “Pro Forma Basis” shall not include any expected cost savings arising from (i) any Acquisition of property by any Loan Party or any of its Subsidiaries from any Affiliate thereof or (ii) any Disposition of any Property by any Loan Party or any of its Subsidiaries to any Affiliate thereof; provided, further, that the aggregate amount of such adjustments for expected cost savings during any Measurement Period (excluding cost savings arising from an Acquisition with respect to which at least 85% of the purchase price is financed with Equity Interests) shall not exceed 15.0% of Consolidated Adjusted EBITDA for such Measurement Period.

(d)           Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of Holdings and its Subsidiaries or to the determination of any amount for Holdings and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Holdings is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04              Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05         Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01         The Loans.

(a)           Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Lender’s Commitment.  Such Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Commitments.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b)           The parties hereto agree that, following the Closing Date, the Initial Lender and its affiliates will have the right to and may syndicate the Loans and the Commitments to one or more Eligible Assignees identified by the Initial Lender and its affiliates after consultation with the Borrower.  The Lead Arranger will have the right to manage all aspects of any such syndication in consultation with the Borrower, including decisions as to the selection of institutions to be approached and when they will be approached, the acceptance of commitments, the amounts offered, the amounts allocated and the compensation provided.

(c)           After the Borrower’s and Administrative Agent’s receipt of written notice from the Lead Arranger that it intends to syndicate the Loans (a “Notice of Intent to Syndicate”), the Initial Lender may elect, in its sole discretion, in exchange for the Loans, to cause it or its affiliates to purchase or receive exchange notes (“Exchange Notes”) from the Borrower, in the aggregate principal amount of the Loans that are then outstanding, which Exchange Notes shall have identical terms as the Loans, other than any necessary modifications with respect to nomenclature and documentation (such as the preparation of a purchase agreement, indenture and related documentation).  Each of the parties hereto agrees to negotiate and execute such documentation in good faith within a reasonable and customary time following the Borrower’s receipt of a Notice of Intent to Syndicate.  In the event that the Initial Lender or any of its affiliates purchases such Exchange Notes, the Lenders (or the then holders of such Exchange Notes) shall have the right, at any time, to exchange such Exchange Notes, in whole or in part, for an equal original principal amount of Loans, provided that any costs and expenses incurred in connection with such exchange shall be for the account of the requesting holder.

2.02        Borrowings of Loans.

(a)           Borrowings Generally. Each Borrowing shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent.  Each such notice must be received by the Administrative Agent not later than 12:00 Noon one (1) Business Day prior to the requested date of any Borrowing and shall be in the form of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Loan Notice  shall specify (i) the requested date of the Borrowing (which shall be a Business Day) and (ii) the principal amount of Loans to be borrowed.

(b)           Notice to Lenders and Funding of Borrowings. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Loans.  Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 PM on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrower on such Business Day in like funds as received by the Administrative Agent, by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

2.03        Prepayments.

(a)           Optional.  The Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 Noon on the date of such prepayment, and (ii) any such prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each prepayment of the outstanding Loans pursuant to this Section 2.03(a) shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(b)           Mandatory.

(i)         Excess Cash Flow.  For each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2013, no more than five Business Days after financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) for such fiscal quarter (each, an “ECF Prepayment Date”), the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) 100% of Excess Cash Flow for such fiscal quarter over (B) the aggregate principal amount of Loans prepaid during such fiscal quarter pursuant to Section 2.03(a) other than prepayments funded with the proceeds of Indebtedness with a maturity of twelve months or longer from the date of incurrence of such Indebtedness (the “ECF Prepayment Amount”); provided, however, that in the event that the payment conditions set forth in Section 7.15(k) of the Senior Credit Agreement are not satisfied on such ECF Prepayment Date after giving effect to such prepayment (and Borrower shall have provided notice of such failure in accordance with Section 6.02(a) hereof), such required prepayment amount shall be reduced, in whole or in part, by the amount necessary to allow such payment conditions to be satisfied on such ECF Prepayment Date after giving effect to such prepayment (it being understood and agreed, for the avoidance of doubt, that if the payment conditions set forth in Section 7.15(k) of the Senior Credit Agreement would not, after giving effect to any such reduction, be satisfied on such ECF Prepayment Date, a prepayment under this Section 2.03(b)(i) shall not be required on such ECF Prepayment Date).

(ii)         Dispositions.  If any Loan Party or any of its Subsidiaries Disposes of any property (including the sale of any Equity Interests owned by Subsidiaries of Holdings but excluding any Disposition of any property permitted by Section 7.05(a) through (g)) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) 100% of such Net Cash Proceeds over  (B) the sum of any prepayments actually made pursuant to Section 2.05(b)(iii) of the Senior Credit Agreement and any prepayments actually made pursuant to Sections 3.09 and 4.07 of the Second Lien Notes Indenture, within two (2) Business Days after the later to occur of (1) the date of receipt of such Net Cash Proceeds by such Person and (2) if any offer to purchase the Second Lien Notes is made pursuant to Section 4.07 of the Second Lien Notes Indenture, the date on which such Net Cash Proceeds are applied to purchase any Second Lien Notes pursuant to Section 3.09 of the Second Lien Notes Indenture; provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.03(b)(ii), at the election of the Borrower (as notified by the Borrower to the Administrative Agent no more than two (2) Business Days after the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 365 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not so reinvested (and not applied as a prepayment of the Senior Loans or the Second Lien Notes) shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.03(b)(ii).

(iii)         Loss Proceeds.  Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a), the Borrower shall prepay an aggregate principal amount of Loans in an amount equal to 100% of the excess (if any) of (A) Available Loss Proceeds for the immediately preceding fiscal year, less (B) the sum of  (x) the amount of any voluntary prepayments of the Loans or the Senior Loans during such prior fiscal year and (y) the sum of any prepayments actually made pursuant to Section 2.05(b)(iv) of the Senior Credit Agreement and any prepayments actually made pursuant to Sections 3.09 and 4.19 of the Second Lien Notes Indenture, in each case, with respect to such fiscal year; provided, however, that, notwithstanding the foregoing, within two (2) Business Days of receipt of Loss Proceeds from any single casualty or taking, or series of related casualties or takings, in excess of the Threshold Amount, the Borrower shall prepay the Loans in an aggregate amount equal to the excess (if any) of (1) 100% of such Loss Proceeds less (2) the sum of any prepayments actually made pursuant to Section 2.05(b)(iv) of the Senior Credit Agreement and any prepayments actually made pursuant to Sections 3.09 and 4.19 of the Second Lien Notes Indenture, in each case, with respect to such Loss Proceeds; and provided further, however, that if any offer to purchase the Second Lien Notes is made pursuant to Section 4.19 of the Second Lien Notes Indenture, any prepayment of the Loans required pursuant to this Section 2.03(b)(iii) shall be due and payable within two (2) Business Days after the date on which such Available Loss Proceeds or Loss Proceeds (as the case may be) are applied to purchase any Second Lien Notes pursuant to Section 3.09 of the Second Lien Notes Indenture.

(iv)         Debt and Equity Issuances.  (A) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness not for borrowed money expressly permitted to be incurred or issued pursuant to Section 7.02 and other than Indebtedness expressly permitted to be incurred or issued pursuant to Sections 7.02(b), (d), (h), and (j)(iii)), the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (1) 100% of all Net Cash Proceeds received therefrom less (2) any prepayment actually made pursuant to Section 2.05(b)(v)(A) of the Senior Credit Agreement, immediately upon receipt thereof by such Loan Party or such Subsidiary.

(B)           Upon the issuance by any Loan Party or any of its Subsidiaries of any Equity Interests (other than any Equity Interests issued to any Loan Party or any of its Subsidiaries) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (1) 100% of such Net Cash Proceeds less (2) any prepayment actually made pursuant to Section 2.05(b)(v)(C) of the Senior Credit Agreement, within two (2) Business Days of receipt thereof by such Person; provided, however, that, after a Successful Syndication, with respect to any Net Cash Proceeds realized in connection with an issuance of Equity Interests described in this Section 2.03(b)(iv)(B), at the election of the Borrower (as notified by the Borrower to the Administrative Agent no more than two (2) Business Days after the date of such issuance), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may utilize all or any portion of such Net Cash Proceeds to make one or more Acquisitions permitted under Section 7.03(h) (including, without limitation, by contributing such Net Cash Proceeds to one or more of its Subsidiaries so that such Subsidiaries may make such Acquisitions) so long as within 90 days after the receipt of such Net Cash Proceeds, such Acquisitions shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); and provided further, however, that (x) immediately upon the occurrence of an Event of Default under any of Sections 8.01(a), (e), (f) or (g), (y) no more than ten (10) Business Days after the occurrence of any Event of Default not otherwise described in the foregoing clause (x) (unless such Event of Default has been waived in accordance with Section 11.01), or (z) immediately upon the lapse of such 90-day period, as the case may be, the excess (if any) of (1) 100% of all such Net Cash Proceeds that have not then been applied to make such Acquisition or Acquisitions less (2) any prepayment actually made pursuant to Section 2.05(b)(v)(C) of the Senior Credit Agreement, shall be applied to the prepayment of the Loans as set forth in this Section 2.03(b)(iv)(B).

2.04         Repayment of Loans.

The Borrower shall repay to the Lenders, on the Maturity Date, the aggregate principal amount of all Loans outstanding on such date.

2.05         Interest.

(a)           Interest Rate. Subject to the provisions of Section 2.05(b) and Section 2.05(c), each Loan shall bear interest on the outstanding principal amount thereof at the rate of 15% per annum.

(b)           Increased Rate.

(i)          If on any ECF Prepayment Date (each such ECF Prepayment Date, a “Non-Complying ECF Prepayment Date”), both (A)  the full ECF Prepayment Amount (as certified by the Borrower in the applicable Compliance Certificate delivered pursuant to Section 6.02(b)) is not paid pursuant to Section 2.03(b)(i) hereof without giving effect to any reduction, in whole or in part, pursuant to the proviso thereto  and (B) the aggregate amount of voluntary prepayments of the Loans made after the last day of the applicable fiscal quarter (the “Non-Complying Fiscal Quarter”) with respect to such Non-Complying ECF Prepayment Date (which, for the avoidance of doubt, shall not include voluntary prepayments of the Loans made in accordance with Section 2.03(a) during the applicable fiscal quarter which shall have already reduced the ECF Prepayment Amount due on such Non-Complying ECF Prepayment Date pursuant to Section 2.03(b)(i)(B)) does not equal or exceed the full ECF Prepayment Amount payable  on such ECF Prepayment Date pursuant to Section 2.03(b)(i) (without giving effect to any reduction, in whole or in part, pursuant to the proviso thereto), interest shall, on a retroactive basis from and after the Interest Payment Date residing in the Non-Complying Fiscal Quarter, instead accrue on the entirety of the outstanding principal amount of the Loans at the rate of 25% per annum and shall continue to accrue at such rate until the first complying ECF Prepayment Date on which the full ECF Prepayment Amount (as certified by the Borrower in the applicable Compliance Certificate delivered pursuant to Section 6.02(b)) is paid pursuant to Section 2.03(b)(i) hereof without giving effect to any reduction, in whole or in part, pursuant to the proviso thereto (each a “Complying ECF Prepayment Date”) at which point interest shall again, on a retroactive basis from and after the Interest Payment Date residing in the applicable fiscal quarter (the “Complying Fiscal Quarter”) with respect to such Complying ECF Prepayment Date, instead accrue on the entirety of the outstanding principal amount of the Loans at the rate of 15% per annum; provided, that if any additional interest is payable pursuant to this Section 2.05(b)(i) in respect of an interest period as to which the basic interest required pursuant to Section 2.05(a) has already been paid, such additional interest shall be due on the applicable Non-Complying ECF Prepayment Date; and provided further, that solely with respect to any Complying ECF Prepayment Date applicable to the fourth fiscal quarter in any fiscal year that results in a decreased rate of interest for the period from and after the November 25 Interest Payment Date in respect of which interest shall already have been paid on the February 25 Interest Payment Date, the amount of such “overpayment” of interest shall not be refunded to the Borrower, but such amount shall be deducted, until deducted in full, from the amount of interest otherwise due on such Complying ECF Prepayment Date and on the next one or more Interest Payment Dates following such Complying ECF Prepayment Date (and, for the avoidance of doubt, from the amount of any interest due and payable on the date of any prepayment of principal of the Loans or on the Maturity Date).

(ii)          For so long as the increased interest rate payable pursuant to Section 2.05(b)(i) is not applicable, if on any Interest Payment Date the Outstanding Amount of the Loans exceeds the Scheduled Debt Balance as of such date, in addition to interest at the rate of 15.00% per annum that is otherwise payable on the entirety of the outstanding principal amount of the Loans pursuant to Section 2.05(a), interest shall thereafter accrue on the excess of (A) the outstanding principal amount of the Loans over (B) the Scheduled Debt Balance as of the most recent Interest Payment Date, at the rate of 10% per annum (without, for the avoidance of doubt, any double counting in respect of any additional interest payable pursuant to this Section 2.05(b)(ii) following any subsequent Interest Payment Date on which the Outstanding Amount of the Loans exceeds the Scheduled Debt Balance as of such date).

(c)           Default Rate.

(i)         Without duplication of any interest payable pursuant to clause (iii) below, if any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the interest rate otherwise applicable to such Loan plus 2% per annum.

(ii)         Without duplication of any interest payable pursuant to clause (iii) below, if any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)         While any Event of Default exists under Section 8.01(a), or upon the request of the Required Lenders while any Event of Default exists under any other provision of Section 8.01, the Borrower shall pay interest (A) on the principal amount of any Loan at a rate per annum at all times equal to the interest rate otherwise applicable to such Loan plus 2% per annum and (b) on the principal amount of all other outstanding Obligations hereunder at a rate per annum at all times equal to the Default Rate, in each case to the fullest extent permitted by applicable Laws.

(iv)         Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)           Interest Payment Date. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.06         Fees.

(a)           Administrative Agent Fee.  The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)           Upfront Closing Fee.  The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as consideration for the funding of such Lender’s Loan, a closing fee in an amount equal to 5.00% of the stated principal amount of the Loan made by such Lender on the Closing Date, payable to such Lender from the proceeds of the Loan made by such Lender as and when funded on the Closing Date.  Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(c)           Other Fees.  The Borrower shall pay to the Lenders such other fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.07         Computation of Interest and Fees.

All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.08              Evidence of Debt.

The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

2.09         Payments Generally; Administrative Agent’s Clawback.

(a)           General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           Presumptions by the Administrative Agent.

(i)         Funding by Lenders.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period up to the amount paid by such Lender.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)         Payments by Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)           Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.10         Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Loans due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such

Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Loans due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Loans due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of the Loans owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Loans owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Loans owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clause (a) or (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Loans then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(1)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2)            the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01         Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or Holdings hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable withholding agent shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrower and Holdings.  Without limiting the provisions of subsection (a) above, the Borrower, Holdings and any applicable withholding agent shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by the Borrower and Holdings.  The Borrower and Holdings shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, with respect to amounts payable under the Loan Documents and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or Holdings, as the case may be, to a Governmental Authority, the Borrower or Holdings, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower or Holdings, as the case may be, is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and Holdings (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, Holdings or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower, Holdings or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, Holdings or the Administrative Agent as will enable the Borrower, Holdings or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower or Holdings, as the case may be, is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower, Holdings and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower, Holdings or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)         duly completed copies of Internal Revenue Service Form W-8BEN (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)        duly completed copies of Internal Revenue Service Form W-8ECI (or any successor thereto),

(iii)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit J to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower or Holdings within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of  Internal Revenue Service Form W-8BEN (or any successor thereto),

(iv)       where such Foreign Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on the beneficial owner(s) behalf)), and/or

(v)       any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Foreign Lender or the Administrative Agent hereunder or under any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or the Administrative Agent (as the case may be) were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable, or in any agreement or request entered into or issued pursuant to such Sections), such Lender or the Administrative Agent (as the case may be) shall deliver to the Borrower, Holdings and (in the case of such Lender) to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, Holdings or the Administrative Agent, such documentation, certifications or other information prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation, certifications or other information reasonably requested by the Borrower, Holdings or the Administrative Agent as may be necessary for the Borrower, Holdings or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender or the Administrative Agent (as the case may be) has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Notwithstanding anything to the contrary in this subsection 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(f)           Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or Holdings, as the case may be, or with respect to which the Borrower or Holdings, as the case may be, has paid additional amounts pursuant to this Section, it shall pay to the Borrower or Holdings, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Holdings under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or Holdings, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or Holdings (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), as the case may be, to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (f), in no event will the Administrative Agent or Lender, as the case may be, be required to pay any amount to the Borrower or Holdings pursuant to this subsection (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection (f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, Holdings or any other Person.

3.02         Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)        subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)       impose on any Lender any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan), then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred.

(b)           Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof).

3.03        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.02, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.04              Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01              Conditions of Initial Credit Extension.

The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           Documents, Certificates, Opinions and Other Instruments. The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)         executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)        a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)       such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(iv)       such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)        a favorable opinion of Ian R. Scheinmann, Esq., Vice President, Legal Affairs of Holdings, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G-1 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi)       a favorable opinion of Hughes Hubbard & Reed LLP, special counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G-2 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vii)      favorable opinions of local counsel to the Loan Parties as are reasonably required by the Administrative Agent, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G-3 and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(viii)     a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(ix)       a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied;

(x)        certificates attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its chief financial officer; and

(xi)       an executed W-9 or other appropriate tax form from the Borrower.

(b)           Fees.  (i) All fees required to be paid to the Administrative Agent and the Lead Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c)           Counsel’s Fees.  The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)           Transaction.  The Transaction shall have been consummated or shall be consummated concurrently with the initial Credit Extension and the Lead Arranger shall have received satisfactory customary confirmation of repayment in full in cash of the Subordinated Notes (it being acknowledged and agreed that if (i) the net proceeds of the initial Credit Extension, together with additional funds sufficient to redeem and repay in full the outstanding Subordinated Notes on the scheduled redemption date thereof (which date is January 22, 2013), are deposited with U.S. Bank National Association, as trustee under the Subordinated Notes Indenture, (ii) the Borrower has paid or caused to be paid all other sums then due and payable under the Subordinated Notes Indenture, (iii) no “Default” or “Event of Default” (as such terms are defined in the Subordinated Notes Indenture) with respect to the Subordinated Notes shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit, (iv) the Borrower shall have delivered to the Trustee under the Subordinated Notes Indenture  (with copies to the Administrative Agent) an officers’ certificate and opinion of counsel, each stating that all conditions precedent provided for in the Subordinated Notes Indenture relating to the satisfaction and discharge of the Subordinated Notes Indenture have been complied with, (v) delivery of the notice of redemption required by Section 3.03 of the Subordinated Notes Indenture occurred at least 30 days but not more than 60 days prior to the January 22, 2013 redemption date and a copy of such notice has been delivered to the Administrative Agent, and (vi) the Borrower has otherwise fully complied with any and all obligations under Section 3.05 and Section 12.01 of the Subordinated Notes Indenture in  connection with clause (b) of the definition of “Transaction,” then the condition set forth in this subsection (d) with respect to clause (b) of the definition of “Transaction” shall be deemed to be satisfied).

(e)           Material Indebtedness.  The Lead Arranger shall have received satisfactory confirmation that, both before and after giving effect to the Transaction on a pro forma basis, Indebtedness under the

Senior Credit Agreement, the Senior Notes, the Exchangeable Notes and all other Indebtedness for borrowed money of the Loan Parties (other than the Loans and the Subordinated Notes) shall not exceed $1,245,000,000.

(f)            Financial Statements.  The Lead Arranger shall have received and be reasonably satisfied with (i) the unaudited standalone consolidated balance sheets of the Borrower and related standalone statements of income, changes in equity and cash flows of the Borrower for the three most recently completed fiscal years ended at least 90 days before the Closing Date and (ii) unaudited consolidated standalone balance sheets and related standalone statements of income, changes in equity and cash flows of the Borrower for each subsequent fiscal quarter after the date of the most recent financial statements delivered pursuant to clause (i) above which ended at least 30 days before the Closing Date (it being acknowledged and agreed that, as of the date hereof, all such financial statements for such periods that may be applicable on or prior to a Closing Date of January 31, 2013 have been received by, and are reasonably satisfactory to, the Lead Arranger).

(g)           Bank Regulatory Information.  At least five (5) days prior to the Closing Date, the Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by the Administrative Agent or such Lender, as applicable, in writing not less than eight (8) Business Days prior to the Closing Date.

(h)           Material Adverse Change.  Except as disclosed in (A) any public filings made by the Borrower or Holdings with the SEC prior to December 10, 2012 (including, without limitation, each Quarterly Report on Form 10-Q and Current Report on Form 8-K) and (B) Holdings’ earnings release dated November 7, 2012 and written transcript of the earnings call held on November 8, 2012 (previously delivered to the Administrative Agent by the Borrower), there shall not have occurred any event, development or circumstance since December 31, 2011 that the Lead Arranger reasonably determines has caused or could reasonably be expected to cause a material adverse change in the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02         Conditions to all Credit Extensions.

The obligation of each Lender to honor any request for a Credit Extension pursuant to a Loan Notice is subject to the following conditions precedent:

(a)           Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)           No Default.  No Default shall exist, or would result from such proposed Credit Extension or from the application of proceeds thereof.

(c)           Loan Notice. The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01         Existence, Qualification and Power.

Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents or Material Contracts to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02              Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or result in the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or binding upon such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in the foregoing clauses (b) and (c), to the extent that such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

5.03         Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Material Contract, or for the consummation of the Transaction, or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for (i) with respect  to clause (b) above, any approvals, authorizations or filings that may be required under the Securities Laws and (ii) such authorizations, approvals, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect.  All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of any properties now owned or hereafter acquired by any of them.

5.04              Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by equitable principles regardless of whether considered in a proceeding in equity or at law.

5.05         Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)           The unaudited consolidated balance sheet of Holdings and its Subsidiaries as at September 29, 2012, and the related consolidated statements of income or operations, and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           Since the date of the Audited Financial Statements, except as disclosed in Holdings’ public filings with the SEC made prior to the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)           To the best knowledge of Holdings and the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries on a consolidated basis.

(e)           The consolidated forecasted balance sheets, statements of income and cash flows of Holdings and its Subsidiaries delivered by or on behalf of the Borrower to the Administrative Agent or the Lenders during the period prior to the Closing Date were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts.

5.06         Litigation.

There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of Holdings or the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, Holdings or any of its other Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, any Related Document or the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07         No Default.

Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation in any manner that could, either individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08         Ownership of Property; Liens; Investments.

(a)           Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Schedule 5.08(b) sets forth a complete and accurate list as of the Closing Date of all Liens (except Liens granted under the Senior Collateral Documents and the Second Lien Security Documents) on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Closing Date the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c)           Schedule 5.08(c) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date (other than Investments in Subsidiaries), showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

5.09         Environmental Compliance.

(a)           The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Except as otherwise set forth in Schedule 5.09 and except for any of the following occurrences that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or, to the best knowledge of Holdings and the Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or any analogous foreign, state or local list; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries, in each case except in compliance with all applicable Environmental Laws; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries, in each case except in compliance with all applicable Environmental Laws; and (iv) there has been no Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries under Environmental Laws.

(c)           Except as otherwise set forth on Schedule 5.09 and except with respect to any actual or threatened Release of Hazardous Materials that could not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of Holdings and the Borrower, formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

5.10         Insurance.

The properties of the Borrower, Holdings and its other Subsidiaries are insured with financially sound and reputable insurance companies having an A.M. Best Financial Strength Rating of at least A which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11         Taxes.

The Borrower, Holdings and its other Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP.  To the best knowledge of Holdings and the Borrower, there is no proposed tax assessment against the Borrower, Holdings or any other Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12         ERISA Compliance.

(a)           Compliance Generally. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or is a prototype plan that is the subject of a favorable opinion letter from the IRS) or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Borrower, Holdings and each ERISA Affiliate have made all required contributions to each Pension Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.  Each Foreign Plan is in compliance in all material respects with the applicable requirements of Law.  No Loan Party nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

(b)           Pending Claims. There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           No ERISA or Unfunded Pension Liability. (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) as of the Closing Date, no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to result in a liability in an amount in excess of $75,000,000; and (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (A) under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (B) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability), or (C) as a result of a transaction that could be subject to Section 4069 or 4212(c) of ERISA, which liability described in the foregoing clauses (A) through (C), individually or in the aggregate, could reasonably be expected to exceed $50,000,000.

5.13         Subsidiaries; Equity Interests; Loan Parties.

As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned directly or indirectly by a Loan Party in the amounts specified in Part

(a) of Schedule 5.13 free and clear of all Liens except those created under the Senior Collateral Documents and the Second Lien Security Documents.  As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than such Subsidiaries and those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings free and clear of all Liens except those created under the Senior Collateral Documents and the Second Lien Security Documents.  Set forth in Part (c) of Schedule 5.13 is a complete and accurate list of Holdings and all Loan Parties, showing as of the Closing Date, the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.  The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a) is a true and correct copy of each such document, each of which is valid and in full force and effect as of the Closing Date.

5.14         Margin Regulations; Investment Company Act.

(a)           Margin Stock. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15         Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, including any confidential information memorandum (in each case as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each of Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16         Compliance with Laws.

Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17         Intellectual Property; Licenses, Etc.

Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Borrower and Holdings, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower and Holdings, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18         Solvency.

Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.19         Casualty, Etc.

Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20         Labor Matters.

Except as described on Schedule 5.20 hereto, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and to the best knowledge of any Responsible Officer of the Borrower and Holdings, neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21         Status of Loans.

The Loans rank pari passu in right of payment with the Senior Notes and the term loan facility evidenced by this Agreement constitutes the initial Unsecured Term Loan Facility (as defined in the Senior Credit Agreement).

5.22         Anti-Terrorism Laws.

(a)           No Loan Party, none of its Subsidiaries and, to the actual knowledge of the Responsible Officers of each Loan Party, none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b)           No Loan Party, none of its Subsidiaries and, to the actual knowledge of the Responsible Officers of each Loan Party, none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c)            Except as otherwise authorized by OFAC, no Loan Party, none of its Subsidiaries and, to the actual knowledge of the Responsible Officers of each Loan Party, none of the respective officers, directors, brokers or agents of such Loan Party or such Subsidiary acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01         Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that the Required Lenders shall be deemed to find the following items satisfactory unless the Administrative Agent shall have received notice from the Required Lenders specifying their objections thereto within five Business Days of the Lenders’ receipt of such items):

(a)           Annual Financials. As soon as available, but in any event within 110 days (or such shorter period as required by the SEC) after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement.

(b)           Quarterly Financials. As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)           Monthly Financials. As soon as available, but in any event within 20 days after the end of each fiscal month of each fiscal year of Holdings, internal monthly financial statements as prepared by Holdings in the ordinary course of business, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and, if applicable, the corresponding portion of the previous fiscal year; provided, however, that such monthly financial statements shall not be distributed or otherwise provided to Public Lenders.

As to any information contained in materials furnished pursuant to Section 6.02(d), neither Holdings nor the Borrower shall be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of Holdings and the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02         Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that the Required Lenders shall be deemed to find the following items satisfactory unless the Administrative Agent shall have received notice from the Required Lenders specifying their objections thereto within five Business Days of the Lenders’ receipt of such items):

(a)           Payment Conditions under Senior Credit Agreement; Reductions to ECF Prepayment Amount.  On each ECF Prepayment Date, a duly completed officer’s certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, which shall include (i) a certification as to whether or not the payment conditions set forth in Section 7.15(k) of the Senior Credit Agreement are satisfied on such ECF Prepayment Date after giving effect to the applicable prepayment to be made on such ECF Prepayment Date pursuant to Section 2.03(b)(i), and (ii) in the event that the payment conditions set forth in Section 7.15(k) of the Senior Credit Agreement are not satisfied on such ECF Prepayment Date after giving effect to such prepayment, a calculation of the applicable prepayment amount payable pursuant to Section 2.03(b)(i) as reduced, either (A) in whole or (B) in part, by the amount necessary to allow (to the extent possible) such payment conditions to be satisfied on such ECF Prepayment Date after giving effect to such prepayment;

(b)           Compliance Certificate.  Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, which shall include (i) a calculation of the Consolidated Leverage Ratio as of the last day of the applicable fiscal year or fiscal quarter (as the case may be), (ii) a calculation of Excess Cash Flow for the applicable fiscal quarter, and (iii) a calculation of the full ECF Prepayment Amount payable in respect of the applicable fiscal quarter pursuant to Section 2.03(b)(i) hereof without giving effect to any reduction, in whole or in part, pursuant to the proviso thereto;

(c)           Annual Budget.  Concurrently with the delivery of the financial statements referred to in Section 6.01(a), an annual budget of Holdings and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a quarterly basis for the then-current fiscal year;

(d)           SEC Filings.  Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)           Other Reports.  Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)            Insurance Coverage.  As soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g)           Investigations.  Promptly, and in any event within ten Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h)           Related Document Notices.  Not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Related Document regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request;

(i)            Environmental Notices.  Promptly after the assertion or occurrence thereof, notice of any action or proceeding against any Loan Party or any of its Subsidiaries, arising under, or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

(j)            Additional Information.  Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Affiliates or their securities for purposes of the United States federal and state securities laws (“Material Non-Public Information”)) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.03         Notices.

Promptly notify the Administrative Agent and each Lender:

(a)           of the occurrence of any Default;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, but only if any of the matters described in the foregoing clauses (i) through (iii) has resulted or reasonably could be expected to result in a Material Adverse Effect;

(c)           after a Responsible Officer of the Borrower or Holdings knows or has reason to know of the occurrence of any ERISA Event that could reasonably be expected to result in liability of one or more Loan Parties or any Subsidiary thereof in excess of $2,500,000;

(d)           of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e)           of the Borrower’s determination at any time of the occurrence or existence of any Internal Control Event;

(f)            of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(ii), and (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(iv)(A); and

(g)           of any announcement by Moody’s or S&P of any change in a Debt Rating (if any).

Each notice pursuant to Section 6.03 (other than Section 6.03(f) or (g)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04         Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted,  adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary and such contest could not reasonably be expected to have a Material Adverse Effect.

6.05         Preservation of Existence, Etc.

(a)           Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;

(b)           take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(c)           preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.06         Maintenance of Properties.

(a)           Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

(b)           make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(c)           use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07         Maintenance of Insurance.

Maintain with financially sound and reputable insurance companies having an A.M. Best Financial Strength Rating of at least A which are not Affiliates of the Borrower, insurance with respect to its properties and business against interruption, loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08         Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.09         Books and Records.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be.

6.10         Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that so long as no Event of Default has occurred and is continuing, the Administrative Agent and Lenders shall conduct no more than one such inspection per fiscal year at Borrower’s expense; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time and from time to time during normal business hours and without advance notice.

6.11         Use of Proceeds.

Use the proceeds of the Credit Extensions to consummate the Transactions.

6.12         Covenant to Guarantee Obligations.

Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any CFC and any Subsidiary that is held directly or indirectly by a CFC) by any Loan Party, then the Borrower shall, at the Borrower’s expense:

(a)          within 30 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Joinder Agreement, pursuant to which such other Loan Party shall guaranty the other Loan Parties’ obligations under the Loan Documents, and

(b)       within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent (certain of which opinions, in the Administrative Agent’s discretion, may be given by in-house counsel) as to the matters contained in clause (i) above, and as to such other matters as the Administrative Agent may reasonably request.

6.13         Compliance with Environmental Laws.

Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither Holdings nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14         [Reserved].

6.15         Further Assurances.

Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Domestic Subsidiaries to do so.

6.16         Compliance with Terms of Leaseholds.

Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17         Material Contracts.

Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.18         Status of the Loan.

Ensure that the Loans rank pari passu in right of payment with the Senior Notes and that the term loan facility evidenced by this Agreement constitutes the initial Unsecured Term Loan Facility (as defined in the Senior Credit Agreement).

6.19         Syndication.

After receipt by the Borrower of any Notice of Intent to Syndicate, comply with its obligations set forth in Section 6 of the Commitment Letter, dated December 10, 2012, among the Lead Arranger, MIHI LLC and the Borrower.

6.20         Maintenance of Rating.

(a)           If requested by the Lead Arranger following any Notice of Intent to Syndicate, use commercially reasonable efforts to obtain a public rating for the Loans from Moody’s and a public rating for the Loans from S&P, in each case prior to the commencement of the general syndication of the Loans.

(b)           If any Debt Rating from Moody’s and/or S&P is requested and obtained pursuant to subsection (a) above, the Borrower shall at all times use commercially reasonable efforts to maintain in effect a Debt Rating from such rating agency (it being acknowledged and agreed that this subsection (b) shall not require the Borrower to maintain any particular rating level).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Holdings and the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01         Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower, Holdings or any of its other Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following (including any financing statements filed in connection with any of the following):

(a)           Liens pursuant to any Senior Loan Document;

(b)           Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), as applicable, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);

(c)            Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)            pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)             Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)             Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(g);

(k)            other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $2,500,000;

(l)             the replacement, extension or renewal of any Lien permitted by clauses (i) through (k) above upon or in the same property theretofore subject thereto; and

(m)           Liens securing Indebtedness evidenced by the Second Lien Notes outstanding on the Closing Date.

7.02         Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           obligations (contingent or otherwise) of the Borrower existing or arising under any Swap Contract; provided that (A) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view,” and (B) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b)           unsecured Indebtedness of a Subsidiary of the Borrower owed to the Borrower or a wholly-owned Subsidiary of the Borrower, which Indebtedness shall be (i) on terms (including subordination terms) acceptable to the Administrative Agent and (ii) otherwise permitted under the provisions of Section 7.03;

(c)           Indebtedness under the Loan Documents;

(d)           Indebtedness (excluding Indebtedness permitted to be incurred under Section 7.02(j)) outstanding on the Closing Date and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions of such Indebtedness or of Indebtedness permitted under Section 7.02(g); provided that (i) no Default shall have occurred and be continuing or would result from any such refinancing, refunding, renewal or extension on a Pro Forma Basis, (ii) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and any accrued and unpaid interest thereon, (iii) the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, and (iv) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e)           Guarantees of Holdings, the Borrower, or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any of its Subsidiaries;

(f)            Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations, Synthetic Debt and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $25,000,000;

(g)           Indebtedness of any Person that becomes a Subsidiary of the Borrower after the Closing Date in accordance with the terms of Section 7.03(h), which Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower (other than Indebtedness incurred in contemplation of such Person’s becoming a Subsidiary of the Borrower);

(h)           (i) Indebtedness of any Subsidiary that is not a Loan Party owing to any other Subsidiary that is not a Loan Party and (ii) other Indebtedness of Subsidiaries which are not Loan Parties in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(i)            other unsecured Indebtedness for borrowed money in an aggregate amount of up to $25,000,000, the Net Cash Proceeds of which shall have been used to prepay the Loans pursuant to Section 2.03(b)(iv)(A);

(j)            Indebtedness evidenced by (i) the Senior Loan Documents, the Exchangeable Notes, the Senior Notes and the Second Lien Notes in each case outstanding on the Closing Date, (ii) the Subordinated Notes (in the case of this clause (ii), from the Closing Date until 5:00 pm on the first Business Day following the Closing Date, subject to the satisfaction of the condition set forth in Section 4.01(d) and redemption of the Subordinated Notes, in whole, and satisfaction and discharge of all obligations under the Subordinated Notes Indenture (other than obligations (other than, for the avoidance of doubt, the Subordinated Notes) that expressly survive the satisfaction and discharge of the Subordinated Notes Indenture), in full, in each case on or prior to 5:00 p.m. on the first Business Day following the Closing Date) and (iii) any Revolving Credit Loans (as defined in the Senior Credit Agreement) and L/C Obligations (as defined in the Senior Credit Agreement) incurred after the Closing Date in an aggregate principal amount at any one time outstanding not to exceed the amount of the Revolving Credit Commitments (as defined in the Senior Credit Agreement) as in effect on the Closing Date; and

(k)           Indebtedness issued as consideration for all or any portion of the purchase price of any Acquisition permitted under Section 7.03(h), provided that (A) no Default exists immediately prior to, or would result from, on a Pro Forma Basis, the incurrence of such Indebtedness, (B) such Indebtedness is not Indebtedness of a Loan Party to any other Loan Party and (C) the aggregate amount of such Indebtedness shall not exceed $20,000,000.

7.03         Investments.

Make or hold any Investments, except:

(a)           Investments held by Holdings and its Subsidiaries in the form of Cash Equivalents;

(b)           advances to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)           (i) Investments by Holdings and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by Holdings and its Subsidiaries in Loan Parties (other than Holdings), (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties in an aggregate amount invested from the Closing Date not to exceed $2,500,000;

(d)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)           Guarantees permitted by Section 7.02;

(f)            Investments existing on the Closing Date (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 5.08(c);

(g)           Investments by the Borrower in Swap Contracts permitted under Section 7.02(a);

(h)           any Acquisition; provided that each of the following conditions shall be satisfied:

(i)      any Subsidiary created or acquired in connection with such Acquisition shall comply with the requirements of Section 6.12;

(ii)      the lines of business of the Person to be (or the property of which is to be) so Acquired shall be substantially similar or related to one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

(iii)    immediately before and immediately after giving effect to any such Acquisition, no Default shall have occurred and be continuing;

(iv)    the Borrower shall have delivered to the Administrative Agent and each Lender, at least two Business Days prior to the date on which any such Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (h) have been satisfied or will be satisfied on or prior to the consummation of such Acquisition; and

(v)     unless a Successful Syndication has occurred, the Required Lenders shall have consented to such Acquisition; and

(i)           Investments by the Borrower or its Subsidiaries in NuLabel Technologies, Inc., explicitly required by Section 10 of the NuLabel Technologies, Inc. License Agreement, as in effect on the Closing Date, in order for the Borrower to maintain the exclusive license granted to the Borrower therein, in an aggregate amount not to exceed $2,000,000 per calendar year or  $5,700,000 in the aggregate following the Closing Date; provided that, with respect to each Investment made pursuant to this Section 7.03(i):

  (i)      such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

 (ii)      such Investment shall be in property that is part of, or in lines of business that are, substantially similar or related to one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course; and

(iii)       immediately before and immediately after giving effect to any such Investment, no Default shall have occurred and be continuing.

7.04         Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom on a Pro Forma Basis:

(a)           any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b)           any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than Holdings);

(c)           any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to any other Subsidiary;

(d)           in connection with any Acquisition permitted under Section 7.03, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person;

(e)           so long as no Default has occurred and is continuing or would result therefrom, and, prior to a Successful Syndication, the Required Lenders shall have consented thereto, each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving corporation; and

(f)            any Non-Operating Subsidiary may be dissolved or liquidated so long as such dissolution or liquidation would not reasonably be expected to result in a Material Adverse Effect.

7.05         Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of inventory in the ordinary course of business;

(c)           Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)           Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e)           Dispositions permitted by Section 7.04;

(f)           Dispositions by the Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $10,000,000 in the aggregate from and after the Senior Credit Agreement Closing Date;

(g)           non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding ten years; and

(h)           Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition on a Pro Forma Basis, (ii) the aggregate book value of all property Disposed of in reliance on this clause (h) in any fiscal year shall not exceed $35,000,000 and (iii) until a Successful Syndication shall have occurred, the Required Lenders shall have consented to each such Disposition not set forth on Schedule 7.05 attached hereto;

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(h) shall be for fair market value (as reasonably determined by the Borrower or the applicable Subsidiary).

7.06         Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Subsidiary may make Restricted Payments to (i) the Borrower, (ii) any Subsidiaries of the Borrower that are Guarantors and (iii) so long as no Default has occurred and is continuing, any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)           Holdings and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)           Holdings and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests; and

(d)           the Borrower may declare and pay cash dividends to Holdings, so long as no Default exists or would be caused thereby, in an aggregate amount not to exceed $10,000,000 in any fiscal year to permit Holdings to pay (A) reasonable and customary corporate and operating expenses consistent with past practice (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers) in an aggregate amount not to exceed $2,500,000 in any fiscal year, (B) franchise fees or similar taxes and fees required to maintain its corporate existence, and (C) its proportionate share of the tax liability of the affiliated group of corporations that file consolidated Federal income tax returns determined as if the Borrower and its Subsidiaries had filed a separate consolidated federal income tax return (or that file state and local income tax returns on a consolidated basis), in each case, only to the extent such payments are actually made by Holdings.

7.07         Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.08         Transactions with Affiliates.

Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties.

7.09         Burdensome Agreements.

Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (i) on the Closing Date and set forth on Schedule 7.09 (including the Senior Loan Documents, the Exchangeable Notes Indenture, the Subordinated Notes Documents (subject to the satisfaction of the condition set forth in Section 4.01(d)), the Senior Notes Indenture and the Second Lien Notes Documents) or (ii) at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (b) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (c) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist

Liens on property of such Person, except for any agreement in effect on the Closing Date and set forth on Schedule 7.09 (including the Senior Loan Documents, the Exchangeable Notes Indenture, the Subordinated Notes Documents (subject to the satisfaction of the condition set forth in Section 4.01(d)), the Senior Notes Indenture and the Second Lien Notes Documents); provided, however, that this clause (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under (x) Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (y) Sections 7.02(d), (i) and (j).

7.10         Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11         Capital Expenditures.

Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding (a) for the fiscal year ending December 28, 2013, $35,000,000 (or, with the prior written consent of the Administrative Agent any higher amount not to exceed $45,000,000) in the aggregate for the Borrower and its Subsidiaries during such fiscal year and (b) for each of the fiscal years ending January 3, 2015 and thereafter, $45,000,000 in the aggregate for the Borrower and its Subsidiaries during any such fiscal year (together with any such amounts carried over pursuant to clause (i) below, the “Maximum Cap Ex Amounts”); provided, however, that (i) so long as (A) no Default has occurred and is continuing or would result from such expenditure and (B) the Consolidated Leverage Ratio set forth in the Compliance Certificate delivered concurrently with the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) is less than 4.75 to 1.0, any portion of the fixed amount set forth above, if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next following fiscal year and (ii) if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year after the fixed amount set forth above has been expended; and provided, further, that any reinvestment in operating assets, in accordance with Section 2.03(b)(ii), of any Net Cash Proceeds arising from Dispositions permitted under Section 7.05 shall not constitute Capital Expenditures for purposes of this Section 7.11 (and, accordingly, such reinvestments shall not reduce the amount of the unutilized Maximum Cap Ex Amounts or otherwise be subject to the limitations on Capital Expenditures set forth in this Section).

7.12         Amendments of Organization Documents.

Amend any of its Organization Documents in any material respect adverse to the Administrative Agent or the Lenders.

7.13         Accounting Changes.

Make any change in (a) accounting policies or reporting practices, except as required by GAAP or applicable Laws, or (b) its fiscal year, except in the case of this clause (b) to a fiscal year ending December 31 or otherwise upon 30 days prior written notice to the Administrative Agent.

7.14         Prepayments, Etc. of Indebtedness.

Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except:

(a)           the prepayment of the Credit Extensions in accordance with the terms of this Agreement;

(b)           regularly scheduled or required repayments, purchases or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(d);

(c)           mandatory prepayments of the Senior Loans to the extent required under the terms of the Senior Credit Agreement (including, for the avoidance of doubt, any required cash collateralization of the L/C Obligations (as defined in the Senior Credit Agreement) thereunder);

(d)           so long as no Event of Default has occurred and is continuing, optional prepayments of any outstanding Revolving Credit Loans and L/C Borrowings (as such terms are defined in the Senior Credit Agreement) for the purpose of avoiding (and solely to the extent both consistent with past practice and necessary to avoid) any mandatory prepayment under Section 2.05(b)(viii) of the Senior Credit Agreement; and

(e)           prepayments of Indebtedness permitted under Section 7.02(b).

7.15         Amendment, Etc. of Related Documents and Indebtedness.

(a)           Cancel or terminate any Senior Loan Documents or Second Lien Notes Documents or consent to or accept any cancellation or termination thereof, (b) cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, unless the cancellation or termination thereof could not reasonably be expected to have a Material Adverse Effect, (c) amend, modify or change in any manner any term or condition of any Senior Loan Documents or Second Lien Notes Documents or give any consent, waiver or approval thereunder (i) until such time as a Successful Syndication shall have occurred, without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), and (ii) from and after the occurrence of any Successful Syndication, if such amendment, modification, change, consent, waiver or approval could reasonably be expected to impair in any material respect the rights and remedies of the Lenders under the Loan Documents or are adverse to the Administrative Agent or the Lenders in any material respect, (d) amend, modify or change in any manner any term or condition of any Material Contract or give any consent, waiver or approval thereunder unless such amendment, modification or change could not reasonably be expected to have a Material Adverse Effect, (e) waive any material default or any breach of any material term or condition of any Material Contract, (f) take any other action in connection with any Related Document that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender or (h) amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(d) and except for any such amendment, modification or change that could not reasonably be expected to impair the rights and remedies of the Lenders under the Loan Documents or otherwise result in a Material Adverse Effect.

7.16              Holding Company.

In the case of Holdings, engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in the Borrower and CNMW Investments, Inc., (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents, the Senior Loan Documents and the other Related Documents to which it is a party and the performance of its obligations thereunder, (e) activities incidental to the businesses or activities described in clauses (a) through (d) of this Section and (f) any other activities substantially similar or related to the lines of business of Holdings in the ordinary course of business as of the Closing Date to the extent otherwise permitted under the Loan Documents.

7.17         Limitations on Requesting Letters of Credit.

Request the issuance of any letter of credit for its own account other than in the ordinary course of business and consistent with past practice and on reasonable and customary terms.

7.18         Clear Markets.

From the date that occurs ten (10) Business Days after the Borrower’s receipt of any Notice of Intent to Syndicate (the “Clear Market Effective Date”) until the earlier of (a) the termination of the syndication of the Loans as determined by the Lead Arranger (it being understood and agreed that such syndication shall be deemed terminated upon the occurrence of a Successful Syndication) and (b) thirty (30) days following the Clear Market Effective Date, syndicate or issue, attempt to syndicate or issue, or announce or authorize the announcement of the syndication or issuance of, any debt facility, or debt or preferred equity security of the Borrower or any Subsidiary (other than the syndication of the Loans and the Senior Credit Agreement), including any renewals or refinancings of any existing debt facility, without the prior written consent of the Lead Arranger (not to be unreasonably withheld or delayed).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01         Events of Default.

Any of the following shall constitute an Event of Default:

(a)            Non-Payment.  The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a), 6.01(b), 6.02(b), 6.03, 6.05(a), 6.05(c), 6.10, 6.11, 6.12 or Article VII or (ii) any Guarantor fails to perform or observe any term, covenant or agreement set forth in the foregoing subclause (i) that such Guarantor has agreed to perform or observe pursuant to Section 4.01 of the Guaranty; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days from the earlier of (i) the date that any Responsible Officer of a Loan Party has actual knowledge thereof or (ii) the date that the Administrative Agent delivers to Borrower written notice of such failure; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)            Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has an A.M. Best Financial Strength Rating of at least “A”, been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)             Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control.

8.02         Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable fees, charges and disbursements of counsel to the respective Lenders (including the reasonable, allocated fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Borrower or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01         Appointment and Authority.

Each of the Lenders hereby irrevocably appoints Macquarie US Trading LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and none of Holdings, the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02         Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03         Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04         Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05         Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06         Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (and, so long as no Event of Default has occurred and is continuing, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07         Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08         No Other Duties, Etc.

Anything herein to the contrary notwithstanding, the Book Manager listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09              Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.06 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10         Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this

Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

ARTICLE X

CONTINUING GUARANTY

10.01       Guaranty.

Holdings hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Lenders, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, reasonable attorneys’ fees and expenses incurred by the Lenders in connection with the collection or enforcement thereof).  The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Holdings, and conclusive for the purpose of establishing the amount of the Obligations, absent manifest error.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Holdings under this Guaranty, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing, whether arising as a result of any law or regulation of any jurisdiction or any other event affecting any term of the Obligations.

10.02       Rights of Lenders.

Holdings consents and agrees that the Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; and (b) release or substitute one or more of any endorsers or other guarantors of any of the Obligations.  Without limiting the generality of the foregoing, Holdings consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings under this Guaranty or which, but for this provision, might operate as a discharge of Holdings.

10.03       Certain Waivers.

Holdings waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any Lender) of the liability of the Borrower; (b) any defense based on any claim that Holdings’ obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Holdings’ liability hereunder; (d) subject to Section 10.05, any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of the Administrative Agent or any Lender whatsoever; (e) subject to Section 10.05, any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Holdings expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.  Holdings waives any rights and defenses that are or may become available to Holdings by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code.  As provided below, this

Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.  The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.

10.04       Obligations Independent.

The obligations of Holdings hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05       Subrogation.

Holdings shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been paid in full in cash and performed in full and the Commitments are terminated.  If any amounts are paid to Holdings in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to reduce the amount of the Obligations, whether matured or unmatured.

10.06       Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are paid in full in cash and the Commitments are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or Holdings is made, or any of the Lenders exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of Holdings under this paragraph shall survive termination of this Guaranty.

10.07       Subordination.

Holdings hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to Holdings, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to Holdings as subrogee of the Lenders or resulting from Holdings’ performance under this Guaranty, to the payment in full in cash of all Obligations.  If the Lenders so request, any such obligation or indebtedness of the Borrower to Holdings shall be enforced and performance received by Holdings as trustee for the Lenders and the proceeds thereof shall be paid over to the Lenders on account of the Obligations, but without reducing or affecting in any manner the liability of Holdings under this Guaranty.

10.08       Stay of Acceleration.

If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Holdings or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings immediately upon demand by the Lenders.

10.09       Condition of Borrower.

Holdings acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as Holdings requires, and that none of the Lenders has any duty, and Holdings is not relying on the Lenders at any time, to disclose to Holdings any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Holdings waiving any duty on the part of the Lenders to disclose such information and any defense relating to the failure to provide the same).

ARTICLE XI

MISCELLANEOUS

11.01       Amendments, Etc.

(a)           Required Lender and Unanimous Consent.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

    (i)        [reserved];

   (ii)        [reserved];

  (iii)        extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

  (iv)        postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

   (v)        reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (B) of the second proviso to this Section 11.01(a)) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or at the increased rate otherwise specified in Section 2.05(c);

  (vi)        change Section 2.10 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

 (vii)        change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(viii)        subject to Section 9.10, release all or substantially all of the value of the Guaranty, without the written consent of each Lender; or

   (ix)       subordinate the Obligations without the written consent of each Lender;

and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (B) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(b)           Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except those described in Section 11.01(a)(iii), (iv) and (v).

(c)           Replacement of Non-Consenting Lenders. If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

(d)           Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional or replacement tranches or credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such tranches or credit facilities in any determination of Applicable Percentage and Required Lenders.

(e)           Notwithstanding anything set forth herein to the contrary, for purposes of (w) any amendment, waiver or modification of any Loan Document, (x) otherwise acting on any matter related to any Loan Document, (y) determining whether the Lenders have directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document or (z) any plan of reorganization in connection with any proceeding under the Bankruptcy Code of the United States or any other Debtor Relief Law or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law commenced by or against any Loan Party, in the cases of clauses (w), (x) and (y) above, that does not require the consent of each Lender or each affected Lender, Affiliated Lenders will be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code of the United States is not deemed to have been so voted, then such vote will be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States.  Alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders.

11.02       Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)       if to Holdings, the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)       if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of Holdings, the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)           Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each

Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent that such losses, costs, expenses or liabilities are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Person.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03       No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.10), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04       Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lead Arranger (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, but excluding any costs of maintaining the Platform), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all reasonable, allocated fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties, costs and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable, allocated fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.09(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each of the Borrower and the Indemnitees hereby waives, any claim against the Borrower, any other Loan Party or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction.  For the avoidance of doubt, this subsection (d) shall not limit the obligation of the Borrower to indemnify each Indemnitee for any liabilities or damages incurred by such Indemnitee that are asserted against such Indemnitee by a third party and that are payable by the Borrower pursuant to Section 11.04(b).

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)           Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05       Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06       Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under the other Loan Documents (except in connection with any transaction permitted by Section 7.04(a), (d) or (e)) without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)       Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it hereunder or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)       Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)       Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) such assignment is in connection with the initial syndication of the Loans following the Borrower’s receipt of any Notice of Intent to Syndicate; provided, that if the Borrower fails to respond to a request for a consent to an assignment within five Business Days following the date such request is received by the Borrower, then the Borrower shall be deemed to have consented to such assignment; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment or any Loan if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)       Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or a Borrower Assignment Agreement or Affiliated Lender Assignment Agreement, as applicable), together with a processing and recordation fee in the amount of $3,500 (treating multiple, simultaneous assignments by or to two or more Approved Funds as a single assignment) (except that no such processing and recordation fee shall be payable (i) in connection with any assignment to or from MIHI LLC or any of its Affiliates or (ii) in the case of an assignee which is already a Lender or is an Affiliate or Approved Fund of a Lender); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)       No Assignment to Borrower.  Except as provided under Section 11.06(h) or (i) below, no such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)       No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption (or Borrower Assignment Agreement or Affiliated Lender Assignment Agreement, as applicable), the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption (or Borrower Assignment Agreement or Affiliated Lender Assignment Agreement, as applicable), have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption (or Borrower Assignment Agreement or Affiliated Lender Assignment Agreement, as applicable), be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption (or Borrower Assignment Agreement or Affiliated Lender Assignment Agreement, as applicable) covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption (or Borrower Assignment Agreement or Affiliated Lender Assignment Agreement, as applicable) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (iii) through (v) of the first proviso to Section 11.01(a) that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 (subject to the requirements and limitations of those Sections, including the documentation requirements in Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The portion of the Participant Register relating to any Participant requesting payment from the Borrower under the Loan Documents shall be made available to the Borrower upon reasonable request.

(e)            Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption (or any Borrower Assignment Agreement or Affiliated Lender Assignment Agreement, as applicable) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)           Certain Permitted Borrower Loan Purchases. Notwithstanding anything to the contrary contained in this Section 11.06 or any other provision of this Agreement or any other Loan Document, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Lender may sell, assign or transfer all or a portion of its rights and obligations under this Agreement with respect to its outstanding Loans to the Borrower for cash pursuant to the terms of a Borrower Assignment Agreement, and the Borrower may purchase all or a portion of any Lender’s rights and obligations under this Agreement with respect to its outstanding Loans from such Lender for cash pursuant to the terms of a Borrower Assignment Agreement, in each case, on the following basis:

(i)        Such purchase or purchases shall be made in one or more “modified Dutch auctions” on terms to be agreed between the Administrative Agent and the Borrower and offered to all Lenders.

(ii)       Upon its receipt of a duly executed and completed Borrower Assignment Agreement, and of evidence reasonably satisfactory to the Administrative Agent that the Borrower has made the payment to the assigning Lender of the amount required to be paid pursuant to the applicable Borrower Assignment Agreement, the Administrative Agent shall accept and record the information contained in such Borrower Assignment Agreement in the Register and shall maintain a copy of such Borrower Assignment Agreement.  The date on which such payment is made to the assigning Lender shall be referred to herein as the “Borrower Assignment Effective Date.”  Interest on the Loans of the assigning Lender accrued through the Borrower Assignment Effective Date shall be paid to such Lender on such date and shall constitute payment of interest thereon.

(iii)       Following the Borrower Assignment Effective Date, no interest shall accrue on the Loans so assigned or sold and such Loans shall be cancelled or retired and no longer outstanding (and may not be re-assigned or resold by the Borrower), for all purposes under this Agreement and all other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including, but not limited to, for purposes of (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document, (C) the providing of any rights to the Borrower as a Lender under this Agreement or any other Loan Document, and (D) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document.

(iv)       The Lenders hereby consent to the transactions described in this Section 11.06(h) and waive the requirements of any provision of this Agreement and any other Loan Document that would otherwise result in a breach of this Agreement, a Default or an Event of Default as a direct result of any transaction described in this Section.

(v)       The provisions of this Section 11.06(h) shall not require the Borrower to purchase or undertake any offer to purchase any Loans.

(vi)       The parties hereto acknowledge that the payment by the Borrower for any Loans purchased pursuant to the terms of this Section 11.06(h) shall be made directly to each Lender who has executed a Borrower Assignment Agreement in connection with any such assignment or transfer based on the information set forth in the applicable Borrower Assignment Agreement and the Register.

(i)           Assignments to Affiliated Lenders.  Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Loans to any Affiliated Lender (other than Holdings, the Borrower or any of their respective Subsidiaries) pursuant to the terms of an Affiliated Lender Assignment

Agreement, in each case, otherwise in accordance with Section 11.06; provided that assignments to Affiliated Lenders pursuant to this subsection (i) shall be subject to the following additional conditions and limitations:

(i)         Affiliated Lenders will not be entitled to (x) receive, directly or indirectly, information provided solely to Lenders by the Administrative Agent or any Lender, (y) attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors or (z) access the Platform, notwithstanding that it may be granted access thereto by the Administrative Agent;

(ii)        Affiliated Lenders and the Loans held by Affiliated Lenders shall be subject to Section 11.01(e);

(iii)       the aggregate principal amount of all Loans held by the Affiliated Lenders may not exceed 15% of the outstanding aggregate principal amount of all Loans at the time of any such assignment;

(iv)       each Affiliated Lender agrees not to make or bring any claim, in its capacity as a Lender, against the Administrative Agent, any other agent named on the cover page hereto or any Lender with respect to the duties and obligations of such Persons under the Loan Documents;

(v)        such Affiliated Lender shall represent to the assignor that it does not have any Material Non-Public Information that either (A) has not been disclosed (either directly or through public filings) to the Lenders (other than Lenders that do not wish to receive Material Non-Public Information with respect to Holdings or any of its Subsidiaries) prior to such time or (B) if not disclosed (either directly or through public filings) to the Lenders (other than Lenders that do not wish to receive Material Non-Public Information with respect to Holdings or any of its Subsidiaries), in Borrower’s good faith determination would not reasonably be expected to be material in the context of a Lender’s decision to enter into the assignment.

(j)           Assignments to Affiliated Lenders.  Notwithstanding the foregoing subsection (i), in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Loans held by Affiliated Lenders.  Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender.  Such notice shall contain the type of information required and be delivered to the same addressee as set forth in an Affiliated Lender Assignment Agreement.

11.07       Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that in the event of any such disclosure under this clause (c), the Administrative Agent or such Lender, as the case may be, agrees to use commercially reasonable efforts to inform the Borrower of such disclosure to the extent not prohibited by Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower (other than through a Person whom the Administrative Agent or such Lender actually knows to be acting in violation of his or its obligations to the Borrower or any other Loan Party).

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

11.08       Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Holdings, the Borrower or any other Loan Party against any and all of the obligations of Holdings, the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Holdings, the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 11.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09       Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10       Counterparts; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11       Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12       Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13       Replacement of Lenders.

If any Lender requests compensation under Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06 (notwithstanding the foregoing, it being understood that such assignment shall not require the consent of such Lender), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)         the Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 11.06(b);

(ii)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)       in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)       such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14       Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)           WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15      Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16       [Reserved].

11.17       No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrower and Holdings each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that:  (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arranger, on the other hand, and each of the Borrower and Holdings is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Lead Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or Holdings with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Lead Arranger has advised or is currently advising the Borrower, Holdings or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Lead Arranger has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and neither the Administrative Agent nor the Lead Arranger have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Lead Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Borrower and Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

11.18       USA PATRIOT Act Notice.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.  The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the USA PATRIOT Act.

11.19       ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.20       Defaulting Lenders.

Notwithstanding anything contained in this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, to the extent permitted by applicable Law, until such time as all Defaulted Payments with respect to such Defaulting Lender shall have been paid in full, the Administrative Agent may (in its discretion) apply any amounts thereafter received by the Administrative Agent for the account of such Defaulting Lender to satisfy such Defaulting Lender’s obligations to make such Defaulted Payments.

In addition, notwithstanding anything contained in this Agreement to the contrary, no assignments otherwise permitted by Section 11.06 shall be made to a Defaulting Lender.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CENVEO CORPORATION, a Delaware corporation

By:	/s/ Scott J. Goodwin
	Name:	Scott J. Goodwin
	Title:	Chief Financial Officer

CENVEO, INC., a Colorado corporation

By:	/s/ Scott J. Goodwin
	Name:	Scott J. Goodwin
	Title:	Chief Financial Officer

[Unsecured Credit Agreement Signature Page]

MACQUARIE US TRADING LLC, as Administrative Agent

By:	/s/ Robert M. Perdock
	Name:	Robert M. Perdock
	Title:	Managing Director

By:	/s/ Anita Chiu
	Name:	Anita Chiu
	Title:	Associate Director

MIHI LLC, as a Lender

By:	/s/ Duncan Murdoch
	Name:	Duncan Murdoch
	Title:	Authorized Signatory

By:	/s/ Katherine Mogg
	Name:	Katherine Mogg
	Title:	Authorized Signatory

[Unsecured Credit Agreement Signature Page]

SCHEDULE 1.02

Material Contracts

1.	Senior Loan Documents

2.	Senior Notes Indenture.

3.	Second Lien Notes Documents.

4.	Exchangeable Notes Indenture.

SCHEDULE 2.01

Commitments and Applicable Percentages

Name of Lender	Commitment	Applicable Percentage
MIHI LLC	$50,000,000	100.00%

SCHEDULE 5.08(b)

Existing Liens

Liens on assets described on the UCC lien summary report summary attached hereto.

Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person.

Cenveo

Index of Lien Search Results for Macquarie January 2013

Scope of search: indicate thru-date and the following codes:
A =	UCC Filings (may include fixture filings)
B =	Federal Tax Liens
C =	State Tax Liens
D =	Federal and Local Judgments
E =	Federal Local Litigation Search(Pending Suits)/Defendant Suits
F =	Fixture Filings
G =	Bankruptcy

Note: UCC terminated or expired are not charted.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cadmus Investments, LLC	Delaware SOS	A thru 11/16/2012	UCC SEE BELOW
Cadmus Investments, LLC	Delaware SOS		UCC-1	Central National-Gottesman Inc.	Consigned Goods	01/04/2010	2010 0010656
Cadmus Investments, LLC	Delaware SOS		UCC-3 Amendment Restated Collateral	Central National-Gottesman Inc.	Consigned Goods	01/04/2010	2010 0010656	02/04/2010	2010 0392245

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cadmus Journal Services, Inc.	Virginia State Corporation Commission	A thru 11/27/2012	UCC SEE BELOW
1Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	IOS Capital	Leased Equipment	05/03/2006 Lapse Date -05/03/2011	060503-7127-3
2Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Harold M. Pitman Company	Consigned Goods	06/23/2006 Lapse Date -06/23/2011	060623-7417-2
3Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	IOS Capital	Leased Equipment	11/06/2006 Lapse Date -11/06/2011	061106-7270-5
4Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	IOS Capital	Leased Equipment	12/27/2006 Lapse Date -12/27/2011	061227-7334-7
5Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Xerox Corporation	Leased Equipment	05/24/2007 Lapse Date -05/24/2012	070524-7244-7

1 Although the UCC has lapsed, the underlying lien remains outstanding.

2 Although the UCC has lapsed, the underlying lien remains outstanding.

3 Although the UCC has lapsed, the underlying lien remains outstanding.

4 Although the UCC has lapsed, the underlying lien remains outstanding.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
6Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Eastman Kodak Company	Specific Equipment	11/08/2007 Lapse Date -11/08/2012	071108-7022-6
7Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Xerox Corporation	Leased Equipment	12/14/2007	071214-7204-7
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	IKON Financial Svcs	Leased Equipment	01/02/2008	080102-7182-3
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Xerox Corporation	Leased Equipment	12/23/2008	081223-7233-9
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Eastman Kodak Company	Specific Equipment	05/14/2009	090514-7285-6

Footnote continued from previous page.

5 Although the UCC has lapsed, the underlying lien remains outstanding.

6 Although the UCC has lapsed, the underlying lien remains outstanding.

7 UCC lien search results have a search through date of 11/27/2012.  The lapse date for UCC1 filing number 071214-7204-7 is 12/14/2012.  We are assuming that an UCC3 continuation was filed against UCC1 071214-7204-7.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Central National-Gottesman Inc.	Consigned Goods	01/25/2010	100125-7371-7
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Eastman Kodak Company	Specific Equipment	12/03/2010	101203-4078-9
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Eastman Kodak Company	Specific Equipment	03/22/2011	11-03-22-4023-7
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	GE Capital Commercial Inc.	Specific Equipment	02/03/2012	12-02-03-3890-3
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	Eastman Kodak Company	Specific Equipment	04/17/2012	12-04-17-3844-9
Cadmus Journal Services, Inc.	Virginia State Corporation Commission		UCC-1	GE Capital Commercial Inc.	Specific Equipment	07/13/2012	12-07-13-4057-9
Cenveo Commercial Ohio, LLC	Colorado SOS	A thru 11/27/2012	UCC SEE BELOW
Cenveo Commercial Ohio, LLC	Colorado SOS		UCC-1	GE Government Finance, Inc.	Specific Equipment	03/31/2008	20082032613
Cenveo Commercial Ohio, LLC	Colorado SOS		UCC-3 Amendment Added Collateral	GE Government Finance, Inc.	Specific Equipment	03/31/2008	20082032613	04/04/2008	20082034460

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Colorado SOS	A thru 12/09/2010	UCC SEE BELOW
8Cenveo Corporation	Colorado SOS		UCC-1	IOS Capital	Specific Equipment	03/03/2006 Lapse Date - 03/03/2011	20062021247
Cenveo Corporation	Connecticut SOS	A thru 12/05/2012	UCC SEE BELOW
Cenveo Corporation	Connecticut SOS		UCC-1	OCE Financial Services, Inc.	Did not obtain copy.	01/23/2008	00026140291
Cenveo Corporation	Connecticut SOS		UCC-1	OCE Financial Services, Inc.	Did not obtain copy.	01/23/2008	00026140292
Cenveo Corporation	Connecticut SOS		UCC-1	OCE Financial Services, Inc.	Did not obtain copy.	04/02/2009	0002686493
Cenveo Corporation	Connecticut SOS		UCC-1	OCE Financial Services, Inc.	Did not obtain copy.	08/17/2009	0002709295
Cenveo Corporation	Connecticut SOS		UCC-1	Printers Services	Did not obtain copy.	08/31/2009	0002711283
Cenveo Corporation	Connecticut SOS		UCC-1	Printers Services	Did not obtain copy.	09/04/2009	0002712204
Cenveo Corporation	Delaware SOS	A thru 11/16/2012	UCC SEE BELOW

8 Although the UCC has lapsed, the underlying lien remains outstanding.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Mail-Well I Corporation	Delaware SOS		UCC-1	Inx International Ink Co.	Specific Equipment	10/24/2002	22681090
Graphic Arts Center	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment	10/24/2002	22681090	06/15/2005	51842245
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment.	10/24/2002	22681090	06/15/2005	51842427
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment	10/24/2002	22681090	06/15/2005	51842559
Cenveo Corporation	Delaware SOS		UCC-3 Amendment .	Inx International Ink Co.	Specific Equipment	10/24/2002	22681090	10/19/2007	20073961124
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Inx International Ink Co.	Specific Equipment	10/24/2002	22681090	10/19/2007	20073961207
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment	10/24/2002	22681090	10/25/2007	20074130794
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment	10/24/2002	22681090	07/18/2011	2011 3103457

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Inx International Ink Co.	Specific Equipment	10/24/2002	22681090	09/17/2012	2012 3574466
Mail-Well I Corporation	Delaware SOS		UCC-1 In Lieu	LaSalle National Leasing Corporation	Leased Equipment In Lieu of 2000 Filings.	03/19/2003	30774474
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	LaSalle National Leasing Corporation	Leased Equipment In Lieu of 2000 Filings.	03/19/2003	30774474	03/28/2005	51024869
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	LaSalle National Leasing Corporation	Leased Equipment In Lieu of 2000 Filings..	03/19/2003	30774474	09/21/2007	20073572384
Mail-Well I Corporation	Delaware SOS		UCC-1	Merrill Lynch Capital Corporation, a division of Merrill Lynch Business Financial Service Inc.	Specific Equipment	06/25/2003	31622359
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Merrill Lynch Capital Corporation, a division of Merrill Lynch Business Financial Service Inc.	Specific Equipment	06/25/2003	31622359	09/21/2004	42651315

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Merrill Lynch Capital Corporation, a division of Merrill Lynch Business Financial Service Inc.	Specific Equipment	06/25/2003	31622359	01/11/2008	20080139947
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	08/26/2004	42420455
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment	08/26/2004	42420455	03/03/2009	20090667946
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	10/21/2004	43023688
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment.	10/21/2004	43023688	06/05/2009	20091785036
Cenveo Corporation	Delaware SOS		UCC-1	Merrill Lynch Capital Corporation, a division of Merrill Lynch Business Financial Service Inc.	Leased Equipment	01/06/2005	50068610

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-3 Assignment	Merrill Lynch Capital Corporation, a division of Merrill Lynch Business Financial Service Inc.	Leased Equipment	01/06/2005	50068610	10/05/2007	20073800918
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Merrill Lynch Capital Corporation, a division of Merrill Lynch Business Financial Service Inc.	Leased Equipment	01/06/2005	50068610	01/04/2010	20100008361
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	05/10/2005	51431122
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment	05/10/2005	51431122	01/04/2010	20100008668
Cenveo Corporation	Delaware SOS		UCC-1	NMHG Financial Services Inc.	Leased Equipment	05/12/2005	51465443
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	NMHG Financial Services Inc.	Leased Equipment	05/12/2005	51465443	03/05/2010	20100736375
Cenveo Corporation	Delaware SOS		UCC-1	Inx International Ink Co.	Specific Equipment.	09/07/2005	52758804

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment.	09/07/2005	52758804	10/23/2007	2007004395
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment.	09/07/2005	52758804	05/06/2008	20081607892
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Inx International Ink Co.	Specific Equipment.	09/07/2005	52758804	08/13/2010	2010 2838351
Cenveo Corporation	Delaware SOS		UCC-1	Inx International Ink Co.	Specific Equipment.	09/07/2005	52758887
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Amended Debtors information	Inx International Ink Co.	Specific Equipment..	09/07/2005	52758887	10/23/2007	20074004403
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Inx International Ink Co.	Specific Equipment..	09/07/2005	52758887	08/13/2010	2010 2838344
Cenveo Corporation	Delaware SOS		UCC-1	Inx International Ink Co.	Specific Equipment	09/07/2005	52758895
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment	09/07/2005	52758895	10/23/2007	20074004411
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Inx International Ink Co.	Specific Equipment	09/07/2005	52758895	08/13/2010	2010 2838328
Cenveo Corporation	Delaware SOS		UCC-1	Inx International Ink Co .	Specific Equipment	09/07/2005	52758903
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment	09/07/2005	52758903	05/26/2006	61802206

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment	09/07/2005	52758903	10/23/2007	20074004429
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	Inx International Ink Co.	Specific Equipment	09/07/2005	52758903	07/02/2008	20082272050
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Restated Collateral	Inx International Ink Co.	Specific Equipment.	09/07/2005	52758903	05/21/2009	20091747309
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Inx International Ink Co.	Specific Equipment.	09/07/2005	52758903	08/13/2010	2010 2838310
Cenveo Corporation	Delaware SOS		UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment.	06/01/2006	61857622
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	Banc of America Leasing & Capital, LLC	Specific Equipment.	06/01/2006	61857622	12/23/2010	2010 4577544
Cenveo Corporation	Delaware SOS		UCC-1	Harold M. Pitman Company	Consigned Equipment	09/05/2006	63077773
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Amended Secured Party’s name and address	AGFA II Acquisition Corp.	Consigned Equipment	09/05/2006	63077773	12/21/2010	2010 4522714
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	AGFA II Acquisition Corp.	Consigned Equipment	09/05/2006	63077773	03/28/2011	2011 1137069

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Amended Secured Party’s name and address	AFGA Corporation	Consigned Equipment	09/05/2006	63077773	01/19/2012	2012 0243594
Cenveo Corporation	Delaware SOS		UCC-1	E.I Dupont De Nemours & Company	Specific Equipment	03/26/2007	20071123263
Cenveo Corporation	Delaware SOS		UCC-3 Continuation	E.I Dupont De Nemours & Company	Specific Equipment	03/26/2007	20071123263	12/01/2011	2011 4598408
Cenveo Corporation	Delaware SOS		UCC-1	Harold M Pittman Company	Specific Equipment	03/28/2007	20071157006
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Specific Equipment	04/16/2007	2007 1489441
Cenveo Corporation	Delaware SOS		UCC-1	Dell Financial Services, L.P.	Specific Equipment	04/27/2007	2007 1594117
Cenveo Corporation	Delaware SOS		UCC-1	Komori America Corporation	Specific Equipment	05/08/2007	2007 1725323
Cenveo Corporation	Delaware SOS		UCC-1	Man Roland Inc.	Specific Equipment	01/22/2008	20080263853
Cenveo Corporation	Delaware SOS		UCC-1	Toyota Motor Credit Corporation	Leased Equipment	01/23/2008	2008269611

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	03/27/2008	20081068194
Cenveo Corporation and Cenveo South Press	Delaware SOS		UCC-1	Komori America Corporation	Specific Equipment	04/04/2008	20081189057
Cenveo Corporation	Delaware SOS		UCC-1	De Lage Landen Financial Services	Specific Equipment	04/02/2008	20081215985
Cenveo Corporation	Delaware SOS		UCC-1	Xerox Corporation	Leased Equipment	05/28/2008	20081827441
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	05/30/2008	20081853678
Cenveo Corporation	Delaware SOS		UCC-1	RBS Asset Finance, Inc.	Leased Equipment	05/29/2008	20081950631
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	RBS Asset Finance, Inc.	Leased Equipment	05/29/2008	20081950631	10/08/2008	20083477864
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	RBS Asset Finance, Inc.	Leased Equipment	05/29/2008	20081950631	11/18/2008	20083849559
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment.	08/28/2008	20082935052
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	11/27/2008	20083962329
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	11/27/2008	20083962337
Cenveo Corporation	Delaware SOS		UCC-1	Oce Financial Services, Inc.	Specific Equipment	11/28/2008	20083963129

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	12/01/2008	20083970447
Cenveo Corporation	Delaware SOS		UCC-1	RBS Asset Finance, Inc.	Specific Equipment	12/05/2008	20084043848
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	01/08/2009	20090064995
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	03/05/2009	20090700937
Cenveo Corporation	Delaware SOS		UCC-1	First Litchfield Leasing Corporation	Leased Equipment	05/08/2009	20091468765
Cenveo Corporation	Delaware SOS		UCC-1	NMHG Financial Services, Inc.	Leased Equipment	05/29/2009	20091700274
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	06/10/2009	20091849618
Cenveo Corporation	Delaware SOS		UCC-1	Xerox Corporation	Leased Equipment	09/14/2009	20092963299
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	09/23/2009	20093052609
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Amended Secured Party’s name	General Electric Credit Corporation of Tennessee	Leased Equipment	09/23/2009	20093052609	04/19/2010	2010 1334543

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	Xerox Corporation	Leased Equipment	10/02/2009	20093175954
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	10/06/2009	20093209407
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Restated Collateral	OCE Financial Services, Inc.	Leased Equipment	10/06/2009	20093209407	12/02/2009	20093849913
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	10/06/2009	20093209431
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	10/02/2009	20093259600
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Amended Secured Party’s name	General Electric Credit Corporation of Tennessee	Leased Equipment	10/02/2009	20093259600	04/19/2010	20101334576
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	10/02/2009	20093259709
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Amended Secured Party’s name	General Electric Credit Corporation of Tennessee	Leased Equipment	10/02/2009	20093259709	04/19/2010	20101334568

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	10/02/2009	20093259733
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Amended Secured Party’s name	General Electric Credit Corporation of Tennessee	Leased Equipment	10/02/2009	20093259733	04/19/2010	20101334550
Cenveo Corporation	Delaware SOS		UCC-1	General Electric Capital Corporation	Leased Equipment	10/02/2009	20093259758
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Amended Secured Party’s name	General Electric Credit Corporation of Tennessee	Leased Equipment	10/02/2009	20093259758	04/19/2010	20101334535
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	11/18/2009	20093709226
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	11/23/2009	20093751630
Cenveo Corporation	Delaware SOS		UCC-1	Somerset Leasing Corp. XVII	Specific Equipment	12/23/2009	20094118219
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	01/04/2010	20100011548
Cenveo Corporation	Delaware SOS		UCC-1	IBM Credit LLC	Leased Equipment	01/05/2010	20100019889

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	01/19/2010	20100173785
Cenveo Corporation	Delaware SOS		UCC-3 Amendment	OCE Financial Services, Inc.	Leased Equipment	01/19/2010	20100173785	02/01/2010	20100345367
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	01/19/2010	20100173991
Cenveo Corporation	Delaware SOS		UCC-1	IBM Credit LLC	Leased Equipment	01/19/2010	20100180616
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	02/16/2010	20100511810
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	02/26/2010	20100667265
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	03/09/2010	20100796882
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	04/05/2010	20101144439
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	04/05/2010	20101147713
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	04/05/2010	20101147937
Cenveo Corporation	Delaware SOS		UCC-1	Somerset Leasing Corp XVIII	Leased Equipment	04/08/2010	20101225782
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	05/06/2010	20101586050

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	Somerset Leasing Group, LTD.	Leased Equipment	05/14/2010	20101700305
Cenveo Corporation	Delaware SOS		UCC-1	International Paper Company	Consigned Goods	05/20/2010	20101786056
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	06/02/2010	20101923394
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	06/03/2010	20101938905
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	06/03/2010	20101942519
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	06/03/2010	20101947591
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	06/10/2010	20102029696
Cenveo Corporation	Delaware SOS		UCC-1	Mart Financial Group, Inc.	Specific Equipment	06/17/2010	20102109290
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	06/28/2010	20102240970
Cenveo Corporation	Delaware SOS		UCC-1	OCE Financial Services, Inc.	Leased Equipment	07/06/2010	20102338626
Cenveo Corporation	Delaware SOS		UCC-1	Unisource Worldwide, Inc.	Consignment Stock and Consigned goods.	07/27/2010	20102596033

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	Somerset Leasing Corp. TV	Leased Equipment	08/30/2010	20103025024
Cenveo Corporation	Delaware SOS		UCC-1	WM Recycle America, LLC	Specific Equipment	09/20/2010	20103262387
Cenveo Corporation	Delaware SOS		UCC-1	Toyota Motor Credit Corporation	Leased Equipment	01/03/2011	2011 0013493
Cenveo Corporation	Delaware SOS		UCC-1	INX International Ink Co.	Leased Equipment	01/18/2011	2011 0486178
Cenveo Corporation	Delaware SOS		UCC-1	Eastman Kodak Company	Specific Equipment	02/21/2011	2011 0634272
Cenveo Corporation	Delaware SOS		UCC-1	Somerset Leasing Corp XIV	Leased Equipment	03/30/2011	2011 1169732
Cenveo Corporation	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased Equipment	04/07/2011	2011 1307654
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Added Collateral	Meridian Leasing Corporation	Leased Equipment	04/07/2011	2011 1307654	06/13/2011	2011 2251430
Cenveo Corporation	Delaware SOS		UCC-1	NMHG Financial Services Inc.	Leased Equipment	04/25/2011	2011 5222161
Cenveo Corporation	Delaware SOS		UCC-1	Unisource Worldwide, Inc.	Specific Equipment	07/25/2011	2011 2857665

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	INX International Ink Co.	Specific Equipment	07/29/2011	2011 3185280
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Restated Collateral	INX International Ink Co.	Specific Equipment	07/29/2011	2011 3185280	11/13/2012	2012 4515666
Cenveo Corporation	Delaware SOS		UCC-1	INX International Ink Co.	Specific Equipment	09/01/2011	2011 3393017
Cenveo Corporation	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased Equipment	10/05/2011	2011 3824516
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Added Collateral	Meridian Leasing Corporation	Leased Equipment	10/05/2011	2011 3824516	12/16/2011	2011 4843572
Cenveo Corporation	Delaware SOS		UCC-1	Meridian Leasing Corporation	Leased Equipment	10/21/2011	2011 4071158
Cenveo Corporation	Delaware SOS		UCC-3 Amendment Added Collateral	Meridian Leasing Corporation	Leased Equipment	10/21/2011	2011 4071158	12/16/2011	2011 4843572
Cenveo Corporation	Delaware SOS		UCC-1	Imaging Financial Services, Inc.	Specific Equipment	10/24/2011	2011 4095371

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo Corporation	Delaware SOS		UCC-1	Toyota Motor Credit Corporation	Leased Equipment	12/12/2011	2011 4757103
Cenveo Corporation	Delaware SOS		UCC-1	GE Capital Commercial Inc.	Specific Equipment	02/02/2012	2012 0430431
Cenveo Corporation	Delaware SOS		UCC-1	GE Capital Commercial Inc.	Specific Equipment	02/02/2012	2012 4300472
Cenveo Corporation	Delaware SOS		UCC-1	GE Capital Commercial Inc.	Specific Equipment	07/12/2012	2012 2677690
Cenveo Corporation	Delaware SOS		UCC-1	GE Capital Commercial Inc.	Specific Equipment	07/12/2012	2012 2677716
Cenveo Corporation	Delaware SOS		UCC-1	Commonwealth Capital Corp.	Specific Equipment	11/07/2012	2012 4299402
Cenveo Services, LLC	Colorado SOS	A thru 11/27/2012	UCC SEE BELOW
Cenveo Services, LLC	Colorado SOS		UCC-1	OCÉ Financial Services, Inc.	Leased Equipment	05/21/2008	20082052428
Cenveo, Inc.	Colorado SOS	A thru 11/30/2012	UCC SEE BELOW
9Cenveo, Inc.	Colorado SOS		UCC-1	OCÉ Financial Services, Inc.	Specific Equipment	09/20/2006 Lapse Date - 09/20/2011	2006F091800

9 Although the UCC has lapsed, the underlying lien remains outstanding.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
10Cenveo, Inc.	Colorado SOS		UCC-1	OCÉ Financial Services, Inc.	Specific Equipment	09/20/2006 Lapse Date - 09/20/2011	2006F091804
11Cenveo, Inc.	Colorado SOS		UCC-1	OCÉ Financial Services, Inc.	Specific Equipment	09/20/2006 Lapse Date - 09/20/2011	2006F091806
12Cenveo, Inc.	Colorado SOS		UCC-1	OCÉ Financial Services, Inc.	Specific Equipment	08/20/2007 Lapse Date - 08/20/2012	20072085382
13Cenveo, Inc.	Colorado SOS		UCC-1	OCÉ Financial Services, Inc.	Specific Equipment	08/27/2007 Lapse Date - 08/27/2012	20072087383
14Cenveo, Inc.	Colorado SOS		UCC-1	OCÉ Financial Services, Inc.	Specific Equipment	09/06/2007 Lapse Date - 09/06/2012	20072901330
15Cenveo, Inc.	Colorado SOS		UCC-1	OCÉ Financial Services, Inc.	Specific Equipment	09/11/2007 Lapse Date - 09/11/2012	20072093092

10 Although the UCC has lapsed, the underlying lien remains outstanding.

11 Although the UCC has lapsed, the underlying lien remains outstanding.

12 Although the UCC has lapsed, the underlying lien remains outstanding.

13 Although the UCC has lapsed, the underlying lien remains outstanding.

14 Although the UCC has lapsed, the underlying lien remains outstanding.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Cenveo, Inc.	Colorado SOS		UCC-1	SL Financial Services Corporation		09/19/2007	2007F095716
Cenveo, Inc.	Colorado SOS		UCC Amendment	SL Financial Services Corporation		09/19/2007	2007F095716	09/26/2007	20072098387
Cenveo, Inc.	Colorado SOS		UCC Continuation	SL Financial Services Corporation		09/19/2007	2007F095716	05/31/2012	20122015546
Cenveo, Inc.	Colorado SOS		UCC-1	Gulf Great Lakes Packaging		05/30/2008	2008F055399
Cenveo, Inc.	Colorado SOS		UCC-1	Gulf Great Lakes Packaging		05/30/2008	2008F055460
Cenveo, Inc.	Colorado SOS		UCC-1	Xped, a Div of International Paper Co.		05/28/2009	2009F046090
Cenveo, Inc.	Colorado SOS		UCC-1	Hewlett Packard Financial Services Company	Leased Equipment	03/29/2011	2011F012833

Footnote continued from previous page.

15 Although the UCC has lapsed, the underlying lien remains outstanding.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
CMS Gilbreth Packaging Systems, Inc.	Delaware SOS	A thru 11/16/2012	UCC SEE BELOW
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	02/02/2007	2007 0434026
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	05/25/2010	20101834120
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	05/27/2010	20101871734
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	10/05/2010	20103464868
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	11/16/2010	20104008532
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	11/16/2010	20104008540
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	11/16/2010	20104008599
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	11/16/2010	20104008847

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
CMS Gilbreth Packaging Systems	Delaware SOS		UCC-1	Raymond Leasing Corporation	Leased Equipment	02/17/2011	2011 0608193
Commercial Envelope Manufacturing Co. Inc.	New York SOS	A thru 11/28/2012	UCC SEE BELOW
16Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	General Electric Capital Corporation	Specific Equipment	10/02/2006 Lapse Date - 10/02/2011	200610025959132
17Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	M & T Credit Services, LLC	Specific Equipment	02/02/2007 Lapse Date - 02/02/2012	200702020092449
18Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	M & T Credit Services, LLC	Specific Equipment	03/07/2007 Lapse Date - 03/07/2012	200703070185664
19Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Key Equipment Finance, Inc.	Leased Equipment	04/25/2007 Lapse Date - 04/25/2012	200704255428956

16 Although the UCC has lapsed, the underlying lien remains outstanding.

17 Although the UCC has lapsed, the underlying lien remains outstanding.

18 Although the UCC has lapsed, the underlying lien remains outstanding.

19 Although the UCC has lapsed, the underlying lien remains outstanding.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
20Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Toyota Motor Credit Corporation and Pennwest Industrial Trucks, LLC	Leased Equipment	07/02/2007 Lapse Date - 07/02/2012	200707025643734
21Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Toyota Motor Credit Corporation and Pennwest Industrial Trucks, LLC	Leased Equipment	07/10/2007 Lapse Date - 07/10/2012	200707105665903
22Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	General Electric Capital Corporation	Specific Equipment	08/31/2007 Lapse Date - 08/31/2012	200708315853085
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Key Equipment Finance, a division of Key Corporate Capital Inc.	Specific Equipment	11/06/2002	251046

20 Although the UCC has lapsed, the underlying lien remains outstanding.

21 Although the UCC has lapsed, the underlying lien remains outstanding.

22 Although the UCC has lapsed, the underlying lien remains outstanding.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	Key Equipment Finance, a division of Key Corporate Capital Inc.	Specific Equipment	11/06/2002	251046	10/31/2007	200710316060422
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Key Equipment Finance, a division of Key Corporate Capital Inc.	Specific Equipment	11/06/2002	251046	08/16/2012	201208165926673
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	06/29/2004	200406290675621
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	Banc of America Leasing & Capital, LLC	Specific Equipment	06/29/2004	200406290675621	06/22/2009	200906225574298
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Chemical Bank	Original UCC not provided	02/19/1992	032772
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Partial Release	Chemical Bank	Original UCC not provided	02/19/1992	032772	03/03/1995	044006
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Partial Release	Chemical Bank	Original UCC not provided	02/19/1992	032772	04/13/1995	074927

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Partial Release	Chemical Bank	Original UCC not provided	02/19/1992	032772	12/22/1995	255004
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Amendment Amended Debtor’s address	Chemical Bank	Original UCC not provided	02/19/1992	032772	09/12/2006	200609125880258
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Amendment Amended Debtor’s name	JPMorgan Chase Bank, N.A.	Original UCC not provided	02/19/1992	032772	09/12/2006	200609125880260
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Continuation	JPMorgan Chase Bank, N.A.	Original UCC not provided	02/19/1992	032772	10/31/2007	200710316060422
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Continuation	JPMorgan Chase Bank, N.A.	Original UCC not provided	02/19/1992	032772	09/12/2006	200609125880311
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Termination	JPMorgan Chase Bank, N.A.	Original UCC not provided	02/19/1992	032772	10/05/2007	200710050789829

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Continuation	JPMorgan Chase Bank, N.A.	Original UCC not provided	02/19/1992	032772	10/03/2011	201110030524800
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC- 3 Amendment	JPMorgan Chase Bank, N.A.	Original UCC not provided	02/19/1992	032772	10/07/2011	201110070534354
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	06/29/2004	200406290675621
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	Banc of America Leasing & Capital, LLC	Specific Equipment	06/29/2004	200406290675621	06/22/2009	200906225574298
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	07/07/2004	200407070704430
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	Banc of America Leasing & Capital, LLC	Specific Equipment	07/07/2004	200407070704430	06/22/2009	200906225574349
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Key Equipment Finance, a division of Key Corporate Capital Inc.	Specific Equipment	07/21/2004	200407215609700

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	Key Equipment Finance, a division of Key Corporate Capital Inc.	Specific Equipment	07/21/2004	200407215609700	04/27/2009	200904275383807
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	05/16/2005	200505160605057
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	Banc of America Leasing & Capital, LLC	Specific Equipment	05/16/2005	200505160605057	04/29/2010	201004295395354
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Banc of America Leasing & Capital, LLC	Specific Equipment	12/09/2005	200512091308325
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	Banc of America Leasing & Capital, LLC	Specific Equipment	12/09/2005	200512091308325	12/04/2010	201012046191396
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	General Electric Capital Corporation	Specific Equipment	03/08/2006	200603085220095
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Amendment Amended Debtor’s address	General Electric Capital Corporation	Specific Equipment	03/08/2006	200603085220095	12/30/2010	201012306283435

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	General Electric Capital Corporation	Specific Equipment	03/08/2006	200603085220095	12/30/2010	201012306283447
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Key Equipment Finance, a Division of Key Corporate Capital Inc.	Specific Equipment	07/24/2006	200607245729778
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	Key Equipment Finance, a Division of Key Corporate Capital Inc.	Specific Equipment	07/24/2006	200607245729778	04/22/2011	201104225423959
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	GE Government Finance, Inc. Assignee of Secured Party Pennsylvania Economic Development Financing Authority	Specific Equipment	10/18/2007	200710180817930
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-3 Continuation	GE Government Finance, Inc. Assignee of Secured Party Pennsylvania Economic Development Financing Authority	Specific Equipment	10/18/2007	200710180817930	07/24/2012	201207245839752

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	Long Island Forum For Technology	Specific Equipment	12/17/2007	200712170958459
Commercial Envelope Manufacturing Co. Inc.	New York SOS		UCC-1	INK International Ink Co.	Leased Equipment	08/06/2009	200908065717381
Discount Labels, LLC	Indiana SOS	A thru 11/29/2012	UCC SEE BELOW
Discount Labels, Inc.	Indiana SOS		UCC-1	E.I. Dupont De Nemours & Company		05/21/2004	200400004950296
Discount Labels, Inc.	Indiana SOS		UCC-3 Continuation	E.I. Dupont De Nemours & Company		05/21/2004	200400004950296	05/11/2009	200900003909981
Discount Labels, LLC	Indiana SOS		UCC-1	Hewlett-Packard Financial Services Company	Leased Equipment	10/07/2011	201100008731134
Impaxx, Inc.	Delaware SOS	A thru 11/16/2012	UCC SEE BELOW
AC Label LLC	Delaware SOS		UCC-1	Harold M. Pitman Company	Consigned Goods	04/27/2006	61413749

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Impaxx, Inc.	Delaware SOS		UCC-3 Amendment Amended Debtor’s name	Harold M. Pitman Company	Consigned Goods	04/27/2006	61413749	08/20/2008	20082847646
AC Label LLC	Delaware SOS		UCC-3 Amendment Amended Debtor’s name	Harold M. Pitman Company	Consigned Goods	04/27/2006	61413749	11/15/2010	20103994260
AC Label LLC	Delaware SOS		UCC-3 Amendment Amended Secured Party’s name	AGFA II Acquisition Corp.	Consigned Goods	04/27/2006	61413749	11/15/2010	20103994344
AC Label LLC	Delaware SOS		UCC-3 Continuation	AGFA II Acquisition Corp.	Consigned Goods	04/27/2006	61413749	11/15/2010	20103994419
AC Label LLC	Delaware SOS		UCC-3 Amendment Amended Debtor’s name	AGFA II Acquisition Corp.	Consigned Goods	04/27/2006	61413749	11/30/2010	20104179705
AC Label LLC	Delaware SOS		UCC-3 Amendment Amended Debtor’s name	AGFA Corporation	Consigned Goods	04/27/2006	61413749	01/02/2012	2012 0000432

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
AC Label LLC	Delaware SOS		UCC-3 Amendment Amended Debtor’s address	AGFA Corporation	Consigned Goods	04/27/2006	61413749	02/06/2012	2012 0453029
Impaxx, Inc.	Delaware SOS		UCC-1	E. I. DuPont De Nemours and Company	Leased Equipment	06/06/2008	20081933256
AC Label LLC	Delaware SOS		UCC-3 Amendment Amended Debtor’s name	E. I. DuPont De Nemours and Company	Leased Equipment	06/06/2008	20081933256	11/19/2010	20104064881
Madison/Graham ColorGraphics Interstate Services, Inc.	California SOS	A thru 11/16/2012	UCC SEE BELOW
Madison/Graham ColorGraphics Interstate Services, Inc.	California SOS		UCC-1	Man Roland Inc.	Specific Equipment	02/13/2007	07-7102818175
Madison/Graham ColorGraphics Interstate Services, Inc.	California SOS		UCC-1	GE Government Finance Inc.	Specific Equipment	02/19/2008	08-7148210091
Madison/Graham ColorGraphics, Inc.	California SOS	A thru 11/19/2012	UCC SEE BELOW

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
23Colorgraphics, Inc.	California SOS		UCC-1	Pitman Company-Industry	Consigned Goods.	02/20/2001 Lapse Date- 02/20/2010	0105560028
24Colorgraphics, Inc.	California SOS		UCC-3 Amendment Amended Secured Party’s name	Harold M. Pitman Company	Consigned Goods.	02/20/2001 Lapse Date- 02/20/2010	0105560028	08/17/2005	0570382450
25Colorgraphics, Inc.	California SOS		UCC-3 Continuation	Harold M. Pitman Company	Consigned Goods.	02/20/2001 Lapse Date- 02/20/2010	0105560028	09/16/2005	0570423362
26Madison/ Graham ColorGraphics, Inc.	California SOS		UCC-3 Amendment Amended Debtor’s Name	Harold M. Pitman Company	Consigned Goods.	02/20/2001 Lapse Date- 02/20/2010	0105560028	09/26/2005	0570434102
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-1	Komori America Corporation	Specific Equipment	09/29/2004	04-1005224472

23 Although the UCC has lapsed, the underlying lien remains outstanding.

24 Although the UCC has lapsed, the underlying lien remains outstanding.

25 Although the UCC has lapsed, the underlying lien remains outstanding.

26 Although the UCC has lapsed, the underlying lien remains outstanding.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-3 Continuation	Komori America Corporation	Specific Equipment	09/29/2004	04-1005224472	07/14/2009	09-72023182
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-3 Amendment Amended Debtor’s Address	Komori America Corporation	Specific Equipment	09/29/2004	04-1005224472	07/14/2009	09-72023189
27Madison/ Graham ColorGraphics, Inc.	California SOS		UCC-1	General Electric Capital Corporation	Specific Equipment	12/31/2004	04-7010673119
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-3 Termination	General Electric Capital Corporation	Specific Equipment	12/31/2004	04-7010673119	08/03/2007	07-71246930
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-3 Continuation	General Electric Capital Corporation	Specific Equipment	12/31/2004	04-7010673119	09/24/2009	09-72091575

27 UCC3 termination filing number 07-71246930 was filed against UCC1 04-7010673119 (Madison/Graham ColorGraphics, Inc.) on 08/03/2007.   Subsequently, UCC3 continuation number 09-72091575 was filed on 09/24/2009.  We are of the opinion that UCC1 filing number UCC1 04-7010673119 was terminated but will include the UCC recording information for completeness.

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-1	Comerica Leasing, a Division of Comerica Bank	Specific Equipment	04/22/2005	05-7024503430
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-3 Continuation	Comerica Leasing, a Division of Comerica Bank	Specific Equipment	04/22/2005	05-7024503430	02/03/2010	10-72217052
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-1	NMHG Financial Services, Inc.	Leased Equipment	02/05/2007	07-710427009
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-3 Continuation	NMHG Financial Services, Inc.	Leased Equipment	02/05/2007	07-710427009	11/02/2011	1172897361
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-3 Amendment	NMHG Financial Services, Inc.	Leased Equipment	02/05/2007	07-710427009	11/02/2011	1172897362
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-1	Eastman Kodak Company	Specific Equipment	11/06/2009	09-7213658627
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-1	INX International Ink Co.	Specific Equipment	01/18/2011	11-7258641368
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-1	INX International Ink Co.	Specific Equipment	07/18/2011	11-7278203526
Madison/Graham ColorGraphics, Inc.	California SOS		UCC-3 Amendment	INX International Ink Co.	Specific Equipment	07/18/2011	11-7278203526	06/11/2012	1273168618

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Nashua Corporation	Connecticut U.S. District Court	D thru 12/03/2012	See Below
Nashua Corporation	Connecticut U.S. District Court		Civil Case Closed	Connecticut v. AR Sandri Inc. et al	See file for more information	03/26/2009	08-CV-01505
Nashua Corporation	Connecticut U.S. District Court		Civil Case	U.S.A. v. Southington et al	See file for more information	11/24/2009	09CV01515
Nashua Corporation	Massachusetts SOS	A thru 11/30/2012	UCC SEE BELOW
Nashua Corporation	Massachusetts SOS		UCC-1	Ciba Corporation (fka Ciba Specialty Chemicals Corporation)	Consigned Inventory	09/05/2008	200868142700
Nashua Corporation	Massachusetts SOS		UCC-1	Ciba Corporation	Consigned Inventory	11/24/2009	200976814010
Nashua Corporation	Massachusetts SOS		UCC-1	Proven Business Systems LLC	Leased Equipment	07/14/2010	201081586870
Port City Press, Inc.	Maryland SOS	A thru 11/09/2012	UCC SEE BELOW
Port City Press, Inc.	Maryland SOS		UCC-1	Printer Service Inc.	Consigned Inventory	03/30/2009	000000181366933
Port City Press	Maryland SOS		UCC-1	Sun Chemical Corporation	Consigned Inventory	04/06/2011	000000181417847

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
28Printegra Corporation	Georgia Cooperative Authority	A thru 12/09/2010	UCC SEE BELOW
Printegra Corporation	Georgia Fayette County		UCC-1	General Electric Capital Corporation	Missing copy of UCC	07/01/2005	0562005000819
Printegra Corporation	Georgia Fayette County		UCC-3 Continuation	General Electric Capital Corporation	Missing copy of UCC	07/01/2005	0562005000819	04/30/2010	0562010000507
Printegra Corporation	Georgia Fayette County		UCC-1	General Electric Capital Corporation	Leased Equipment	01/17/2006	0562006000053
Printegra Corporation	Georgia Fayette County		UCC-3 Continuation	General Electric Capital Corporation	Missing copy of UCC	01/17/2006	0562006000053	11/19/2010	0562010001551
Printegra Corporation	Georgia Fayette County		UCC-1	General Electric Capital Corporation	Leased Equipment	01/23/2006	0562006000080
Printegra Corporation	Georgia Fayette County		UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment	01/23/2006	0562006000080	11/10/2010	0562010001508

28 Printegra Corporation is now known as “Cenveo NIC, Inc.”

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Printegra Corporation	Georgia Fayette County		UCC-1	General Electric Capital Corporation	Missing copy of UCC	02/07/2007	0562007000136
Printegra Corporation	Georgia Fulton County		UCC-1	Eastman Kodak Company	Specific Equipment	12/14/2009	0602009010138
29Rex Corporation	Florida Secured Transaction Registry	A thru 12/08/2010	UCC SEE BELOW
Rex Corporation	Florida Secured Transaction Registry		UCC-1	Dell Financial Services, Inc.	Leased Equipment	05/05/2005	200509612111
Rex Corporation	Florida Secured Transaction Registry		UCC-3 Amendment Amended Secured Party’s name.	NMHG Financial Services, inc.	Leased Equipment	05/05/2005	200509612111	02/22/2010	201002046473
Rex Corporation	Florida Secured Transaction Registry		UCC-3 Continuation	NMHG Financial Services, inc.	Leased Equipment	05/05/2005	200509612111	03/05/2010	201002119098

29 Rex Corporation is now known as “Rex 2010, LLC.”

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Rex Corporation	Florida Secured Transaction Registry		UCC-1	Eastman Kodak Company	Specific Equipment	02/01/2008	200807557267
Rex Corporation	Florida Secured Transaction Registry		UCC-1	Wells Fargo Bank, National Association, as Collateral Agent	All Assets	02/08/2010	201001978143
RX Technology Corp.	Delaware SOS	A thru 11/16/2012	UCC SEE BELOW
30RX Technology Corp.	Delaware SOS		UCC-1	INX International Ink Co.	Specific Equipment	01/17/2007 Lapse Date - 01/17/2012	20070250398
RX Technology Corp.	Delaware SOS		UCC-1	Ramblin Corp.	Specific Equipment	10/13/2008	20083447776

30 Although the UCC has lapsed, the underlying lien remains outstanding.

SCHEDULE 5.08(c)
Existing Investments

1.	20% ownership interest in Consolidated Converting Serv., Inc.

2.	99.5% ownership interest in Cadmus Packaging Company Limited.

3.	One share of Common Stock of Banta Corporation

4.	One share of Common Stock of R.R. Donnelley & Sons Company

5.	35% Membership interest in Tec-Print, LLC held by Nashua Corporation.

6.	Investment in NuLabel Technologies, Inc.

SCHEDULE 5.09

Environmental Matters

Philip Superfund Site, Rock Hill, SC
Cenveo was notified that it was alleged to have shipped waste and/or other material to this site in South Carolina from Anderson Lithograph in California and its Nashua locations.  Many other parties are also involved, and Cenveo’s Anderson plant is in a tier with other smaller users.  Nashua’s exposure is expected to be greater. A PRP group has been formed.

Merrimack PCBs and Toluene
Sampling shows that PCBs were released in the soil allegedly in the 1960s or 1970s.  It appears that as long as PCBs do not leave the site, then the EPA will likely not require additional investigation. Sampling continues to be conducted at the site. Additionally, this facility experienced toluene releases over a multiple year period and is now undergoing remedial work utilizing a soil vapor extraction system and an air sparge barrier system.

SCHEDULE 5.13

Subsidiaries and Other Equity Investments; Loan Parties

(a)	Subsidiaries (100% owned unless otherwise specified)

Loan Party	Subsidiary
Cenveo, Inc.	Cenveo Corporation CNMW Investments, Inc.
Cenveo Corporation
Cenveo Commercial Ohio, LLC

Cenveo CEM, LLC (50%)
Cenveo Government Printing, Inc.
Cenveo Services, LLC

Discount Labels, LLC

Madison/Graham ColorGraphics, Inc.

Cenveo Omemee LLC

Cenveo McLaren Morris & Todd Co. (45%)
Colorhouse China, Inc.

RX JV Holding, Inc.

CRX JV, LLC (49%)

PC Ink Corp.

Cadmus Printing Group, Inc.

Cadmus Marketing Group, Inc.

Cadmus Investments, LLC

Cadmus International Holdings, Inc.

CDMS Management, LLC

Vaughan Printers Incorporated

Cadmus Marketing UK Limited

Rex 2010, LLC

136 Eastport Road, LLC

Lightning Labels, LLC

Nashua Corporation

Envelope Product Group, LLC

Loan Party	Subsidiary
CNMW Investments, Inc.	None
Cenveo Commercial Ohio, LLC	None
Cenveo Government Printing, Inc.	None
Cenveo Services, LLC	None
Envelope Product Group, LLC	None
Discount Labels, LLC	CRX JV, LLC (50%)
Cenveo Omemee LLC	3120587 Nova Scotia Company
Colorhouse China, Inc.	None
RX JV Holding, Inc.	CRX JV, LLC (1.0%) Cenveo CEM, LLC (50%)
CRX JV, LLC	CRX Holding, Inc.
CRX Holding, Inc.	RX Technology Corp.
RX Technology Corp.	None
PC Ink Corp.	Cenveo NIC, Inc.
Cadmus Printing Group, Inc.	Cadmus Financial Distribution, Inc. Garamond/Pridemark Press, Inc. Washburn Graphics, Inc. Cadmus Journal Services, Inc. Expert Graphics, Inc.
Washburn Graphics, Inc.	Cadmus Packaging Company Limited (65%) Cadmus Hong Kong Limited Impaxx, Inc. Cadmus de Honduras, S.A.
Cadmus Journal Services, Inc.	Cadmus Delaware, Inc. (fka Dynamic Diagrams, Inc.)

Loan Party	Subsidiary
Cadmus Financial Distribution, Inc.	None
Garamond/Pridemark Press, Inc.	None
Cadmus Delaware, Inc.	Cadmus UK, Inc.
Cadmus UK, Inc.	None
Expert Graphics, Inc.	None
Cadmus Marketing Group, Inc.	Cadmus Marketing, Inc. Cadmus/O’Keefe Marketing, Inc. Old TSI, Inc. (fka Three Score, Inc.)
Cadmus Marketing, Inc.	None
Cadmus/O’Keefe Marketing, Inc.	None
Old TSI, Inc.	None
Cadmus Investments, LLC	Port City Press, Inc. Science Craftsman Incorporated
Port City Press, Inc.	None
Science Craftsman Incorporated	None
Cadmus International Holdings, Inc.	Cadmus KnowledgeWorks International Ltd.
CDMS Management, LLC	None
Vaughan Printers Incorporated	VSUB Holding Company
VSUB Holding Company	None
Madison/Graham ColorGraphics, Inc.	Madison/Graham ColorGraphics Interstate Services, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.	None
Commercial Envelope Manufacturing Co. Inc.	None

Loan Party	Subsidiary
Cenveo CEM, LLC	Cenveo CEM, Inc.
Cenveo CEM, Inc.	Commercial Envelope Manufacturing Co. Inc.
Rex 2010, LLC	None
136 Eastport Road, LLC	None
Lightning Labels, LLC	None
Nashua Corporation	Nashua International, Inc., Nashua FSC Limited Nashua P.R., Inc.
Nashua International, Inc.	None
Impaxx, Inc.	CMS Gilbreth Packaging Systems, Inc.
CMS Gilbreth Packaging Systems, Inc.	None
Cenveo NIC, Inc.	Georgia

(b)	Equity investment in any other corporation or entity.

See also Schedule 5.08(c)

(c)	Loan Parties – jurisdiction of incorporation, principal place of business; tax ID number

	Loan Party	Jurisdiction of Organization	Principal Place of Business	Tax ID Number
1.	Cenveo, Inc.	Colorado	One Canterbury Green 201 Broad Street Stamford, CT 06901	84-1250533
2.	Cenveo Corporation	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	84-1250534
3.	CNMW Investments, Inc.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	87-0795828
4.	Cenveo Commercial Ohio, LLC	Colorado	One Canterbury Green 201 Broad Street Stamford, CT 06901	20-2017825
5.	Cenveo Government Printing, Inc.	Colorado	One Canterbury Green 201 Broad Street Stamford, CT 06901	04-3671149
6.	Cenveo Services, LLC	Colorado	One Canterbury Green 201 Broad Street Stamford, CT 06901	20-0186643
7.	Discount Labels, LLC	Indiana	One Canterbury Green 201 Broad Street Stamford, CT 06901	35-1119834
8.	Cenveo Omemee LLC	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	Delaware ID #4131104

Loan Party	Jurisdiction of Organization	Principal Place of Business	Tax ID Number
9.	Colorhouse China, Inc.	Colorado	One Canterbury Green 201 Broad Street Stamford, CT 06901	20-1298678
10.	RX JV Holding, Inc.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	13-4350642
11.	CRX JV, LLC	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	74-3197673
12.	CRX Holding, Inc.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	13-4350639
13.	RX Technology Corp.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	20-1151536
14.	PC Ink Corp.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	20-1976458
15.	Cadmus Printing Group, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-1770795
16.	Washburn Graphics, Inc.	North Carolina	One Canterbury Green 201 Broad Street Stamford, CT 06901	56-1063805
17.	Cadmus Journal Services, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-0157890

Loan Party	Jurisdiction of Organization	Principal Place of Business	Tax ID Number
18.	Cadmus Financial Distribution, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-1816339
19.	Garamond/Pridemark Press, Inc.	Maryland	One Canterbury Green 201 Broad Street Stamford, CT 06901	52-0786405
20.	Cadmus Delaware, Inc.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	13-4341386
21.	Cadmus UK, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-2032531
22.	Expert Graphics, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-1114775
23.	Cadmus Marketing Group, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-1770793
24.	Cadmus Marketing, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-1630635
25.	Cadmus/O’Keefe Marketing, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-1819514
26.	Old TSI, Inc.	Georgia	One Canterbury Green 201 Broad Street Stamford, CT 06901	58-1363016

Loan Party	Jurisdiction of Organization	Principal Place of Business	Tax ID Number
27.	Cadmus Investments, LLC	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	81-0666802
28.	Port City Press, Inc.	Maryland	One Canterbury Green 201 Broad Street Stamford, CT 06901	52-0736485
29.	Science Craftsman Incorporated	New York	One Canterbury Green 201 Broad Street Stamford, CT 06901	13-2922794
30.	Cadmus International Holdings, Inc.	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-1770794
31.	CDMS Management, LLC	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	Delaware ID #3288115
32.	Vaughan Printers Incorporated	Florida	One Canterbury Green 201 Broad Street Stamford, CT 06901	59-0932455
33.	VSUB Holding Company	Virginia	One Canterbury Green 201 Broad Street Stamford, CT 06901	54-1706917
34.	Cenveo CEM, LLC	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	13-4366523
35.	Cenveo CEM, Inc.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	13-4366519

Loan Party	Jurisdiction of Organization	Principal Place of Business	Tax ID Number
36.	Madison/Graham ColorGraphics, Inc.	California	One Canterbury Green 201 Broad Street Stamford, CT 06901	95-1761146
37.	Madison/Graham ColorGraphics Interstate Services, Inc.	California	One Canterbury Green 201 Broad Street Stamford, CT 06901	95-4887490
38.	Commercial Envelope Manufacturing Co. Inc.	New York	One Canterbury Green 201 Broad Street Stamford, CT 06901	13-1840023
39.	Rex 2010, LLC	Florida	One Canterbury Green 201 Broad Street Stamford, CT 06901	59-2769876
40.	136 Eastport Road, LLC	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	94-3436726
41.	Lightning Labels, LLC	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	26-3947517
42.	Nashua Corporation	Massachusetts	One Canterbury Green 201 Broad Street Stamford, CT 06901	02-0170100
43.	Nashua International, Inc.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	02-0430039
44.	CMS Gilbreth Packaging Systems, Inc.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	36-4181015
45.	Cenveo NIC, Inc.	Georgia	One Canterbury Green 201 Broad Street Stamford, CT 06901	04-3672563

Loan Party	Jurisdiction of Organization	Principal Place of Business	Tax ID Number
46.	Envelope Product Group	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	80-0669207
47.	Impaxx, Inc.	Delaware	One Canterbury Green 201 Broad Street Stamford, CT 06901	95-4587339

SCHEDULE 5.20

Labor Matters

(a)     Multiemployer Plans

GRAPHIC COMMUNICATIONS CONFERENCE OF THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS SUPPLEMENTAL RETIREMENT AND DISABILITY FUND (GCIU – SRDF)

GRAPHIC ARTS INDUSTRY JOINT PENSION TRUST FUND (GCIJPTF)

CWA/ITU NEGOTIATED PENSION PLAN

(b) Collective bargaining agreements with the following:

Location	Union Name
Clackamas, OR	Graphic Communications Int’l Union Local 747-M
Cleveland, OH	Int’l Association of Machinists and Aerospace Workers, AFL-CIO Local 233
Honolulu, HI	Graphic Communications Union, Local 501-M
Jersey City, NJ	United Steel Workers, AFL-CIO, CLC, Local 318
Plymouth, MN	Graphic Communications Union Local 1M
Portland, OR (Litho)	Graphic Communications Int’l Union Local 767-M
Portland, OR (Bindery)	Graphic Communications Int’l Union Local 767-M
Santa Fe Springs, CA (Envelope) and (Nashua Label)	Graphic Communications Union, District Counsel No. 2, Local 388-M & United Food and Commercial Workers Union Local 770
St. Louis, MO (Color Art)	Graphic Communications Union Local 6505-M
Lancaster, PA (Pressroom)	Graphics Communications Conference/IBT Union Local 4C
Lancaster, PA (Bindery)	Graphics Communications Conference/IBTUnion Local 4C
Lancaster, PA (PrePress)	Communications Workers of America Local 70
Lancaster, PA (Dockworkers)	Graphics Communications Conference/IBT Union Local 4C

Location	Union Name
Lancaster, PA (Maintenance)	Graphic Communications Conference/IBT Union Local 4C
Altoona, PA	United Steel Workers International Union Local 6521
Kirksville, MO	United Steel Workers International Union Local 990-Unit 2
Atlanta, GA	United Steel Workers, AFL-CIO, CLC, Local 703
Indianapolis, IN	United Steel Workers, AFL-CIO, CLC, Local 1999
Williamsburg, PA	United Steel Workers, AFL-CIO, CLC, Local 2-0308
Claysburg, PA	United Steel Workers, AFL-CIO, CLC, Local 6521 Unit 2
Merrimack, NH	United Steel Workers International Union Local 4-00270 International Brotherhood of Electricians Union Local 490

SCHEDULE 6.12
Guarantors - Subsidiaries

No.	Name
1.	Cenveo Commercial Ohio, LLC
2.	Cenveo Government Printing, Inc.
3.	Cenveo Services LLC
4.	Discount Labels, LLC
5.	Cenveo Omemee LLC
6.	Colorhouse China, Inc.
7.	CRX JV, LLC
8.	CRX Holding, Inc.
9.	RX Technology Corp.
10.	CNMW Investments, Inc.
11.	RX JV Holding, Inc.
12.	PC Ink Corp.
13.	Cadmus Printing Group, Inc.
14.	Washburn Graphics, Inc.
15.	Cadmus Journal Services, Inc.
16.	Cadmus Financial Distribution, Inc.
17.	Garamond/Pridemark Press, Inc.
18.	Cadmus Delaware, Inc.
19.	Cadmus UK, Inc.
20.	Expert Graphics, Inc.
21.	Cadmus Marketing Group, Inc.

No.	Name
22.	Cadmus Marketing, Inc.
23.	Cadmus/O’Keefe Marketing Inc.
24.	Old TSI, Inc.
25.	Cadmus Investments, LLC
26.	Port City Press, Inc.
27.	Science Craftsman Incorporated
28.	Cadmus International Holdings, Inc.
29.	CDMS Management, LLC
30.	Vaughan Printers Incorporated
31.	VSUB Holding Company
32.	Cenveo CEM, LLC
33.	Cenveo CEM, Inc.
34.	Madison/Graham ColorGraphics, Inc.
35.	Madison/Graham ColorGraphics Interstate Services, Inc.
36.	Commercial Envelope Manufacturing Co. Inc.
37.	Envelope Product Group, LLC
38.	Rex 2010, LLC
39.	136 Eastport Road, LLC
40.	Lightning Labels, LLC
41.	Nashua Corporation
42.	Nashua International, Inc.
43.	CMS Gilbreth Packaging Systems, Inc.
44.	Impaxx, Inc.
45.	Cenveo NIC, Inc.

SCHEDULE 7.01

Existing Liens

Liens on equipment that secure Indebtedness listed on Schedule 7.02.

SCHEDULE 7.02

Existing Indebtedness

1.
Loan Agreement, dated as of March 1, 2008, among GE Government Finance, Inc., as Lender, Toledo-Lucas County Port Authority, as Issuer, and Cenveo Commercial Ohio, LLC, as Borrower.  Principal amount outstanding $1,400,922.00

2.
Loan Agreement No. 8/0971/8200, dated as of September 15, 2005, among Cadmus Journal Services, Inc., as Borrower, and AKA Aisfuhrkredit-Gesellschaft mbH and Deutsche Bank AG. Principal amount outstanding $1,245,381.00

3.
Loan Agreement, dated as of January 1, 2008, among GE Government Finance, Inc., as Lender, Industrial Development Authority of the City of Los Angeles, as Issuer, and Madison/Graham ColorGraphics Interstate Services, Inc., as Borrower. Principal amount outstanding $3,133,929.00

4.
Individual Leasing Record No. 001, dated as of September 29, 2008, among Cenveo Corporation, as Lessee, and Royal Bank of Scotland Asset Finance, Inc. as Lessor. Principal amount outstanding $1,756,712.00

5.
Individual Leasing Record No. 002, dated as of November 12, 2008, among Cenveo Corporation, as Lessee, and Royal Bank of Scotland Asset Finance, Inc. as Lessor. Principal amount outstanding $2,359,549.00

6.	Loan Agreement, dated as of October 1, 2007, among GE Government Finance, Inc., as Lender, Pennsylvania Economic Development Financing Authority, as Issuer, and Commercial Envelope Manufacturing Co. Inc., as Borrower. Principal amount outstanding	$318,387.00

7.
Loan and Security Agreement dated as of October 17, 2006, among Commercial Envelope Manufacturing Co. Inc., as Debtor, and Altoona-Blair County Development Corporation., as Creditor and agent for the Northern I-99 Enterprise Zone Loan Fund. Principal amount outstanding $58,113.00

8.
Loan and Security Agreement dated as of October 17, 2006, among Commercial Envelope Manufacturing Co. Inc., as Debtor, and Altoona-Blair County Development Corporation., as Creditor and agent for the Intermediary Relending Program. Principal amount outstanding $22,427.00

SCHEDULE 7.05

Scheduled Real Estate Dispositions

1.	2001 Roosevelt Avenue/311&315 Industry Avenue, Springfield, MA: Estimated net proceeds $1.0 million

2.	3270 American Drive, Mississauga, Ontario, Canada: Estimated net proceeds $5.9 million

3.	2000 Northwest Wilson Street, Portland, OR: Estimated net proceeds $5.5 million

SCHEDULE 7.09

Burdensome Agreements

1.	Senior Loan Documents

2.	Senior Notes Indenture.

3.	Exchangeable Notes Indenture.

4.	Second Lien Notes Documents.

5.	Subordinated Notes Documents (subject to the satisfaction of the condition set forth in Section 4.01(d) of the Credit Agreement).

SCHEDULE 11.02

Administrative Agent’s Office, Certain Addresses for Notices

If to Administrative Agent:

Any Applicable Notices to:

Macquarie US Trading LLC
255 West Washington Street, suite 1450
Chicago, IL 60606
Attn: Agency Services—Macquarie
Phone: (855) 657-6589
Fax:     (312) 262-6308
Email:
MacquarieUST@cortlandglobal.com

With a copy to:

Macquarie US Trading LLC
125 West 55 Street
New York, NY 10019
Attn:  Arvind Admal
Phone:  (212) 231-2099
Fax:      (212) 231-0629
Email: loan.admin@macquarie.com

If to the Borrower to:

Treasurer	Cenveo Corporation ONE CANTERBURY GREEN ONE BROAD STREET STAMFORD, CT 06901 Phone: +1. (203) 595-3046 Fax: +1. (203) 595-3085 Email: mickey.walsh@cenveo.com

If to Holdings to:

Treasurer	c/o Cenveo Corporation ONE CANTERBURY GREEN ONE BROAD STREET STAMFORD, CT 06901 Phone: +1. (203) 595-3046 Fax: +1. (203) 595-3085 Email: mickey.walsh@cenveo.com

EXHIBIT A

FORM OF LOAN NOTICE

Date:  January 17, 2013

To:  Macquarie US Trading LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of January 18, 2013 (the “Agreement”; the terms defined therein being used herein as therein defined), among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation and parent of the Borrower (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and MACQUARIE US TRADING LLC, as Administrative Agent.

The undersigned hereby requests:

A Borrowing of Loans

1.           On January 18, 2013 (a Business Day).

2.           In the amount of $50,000,000.00.

The Borrower hereby irrevocably instructs, authorizes and directs the Administrative Agent to pay all proceeds from the Loans requested above as set forth in the flow of funds attached hereto.

CENVEO CORPORATION

By:
Name:
Title:

A-1
Form of Loan Notice

EXHIBIT B

FORM OF NOTE

____________________

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to ______________________ or registered assigns permitted by the Agreement (as hereinafter defined) (the “Lender”), in accordance with the provisions of the Agreement, the principal amount of _______ DOLLARS ($_______), such principal amount being equal to the amount of a Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of January 18, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, Cenveo, Inc., a Colorado corporation and parent of the Borrower, each lender from time to time party thereto, and Macquarie US Trading LLC, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the applicable per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty.  If one or more of the Events of Default specified in the Agreement occurs and is continuing, all amounts then remaining unpaid on this Note shall become under certain circumstances, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CENVEO CORPORATION, a Delaware corporation

By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

                                                                                                                  Date: __________
To:           Macquarie US Trading LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of January 18, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Cenveo Corporation, a Delaware corporation (the “Borrower”), Cenveo, Inc., a Colorado corporation and parent of the Borrower (“Holdings”), each lender from time to time party thereto, and Macquarie US Trading LLC, as Administrative Agent.

The undersigned [Chief Executive Officer] [Chief Financial Officer] [Treasurer] [Controller] of the Borrower hereby certifies, solely in his/her capacity as an officer of the Borrower, as of the date hereof that he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           I have reviewed the most recent year-end audited financial statements complete and correct copies of which are attached hereto as Schedule 1, as required by Section 6.01(a) of the Agreement for the fiscal year of Holdings and its Subsidiaries ended [_________], together with the reports and opinions of a Registered Public Accounting Firm required by such section.

[Use following paragraph 1 and 2 for fiscal quarter-end financial statements]

1.           I have reviewed the unaudited financial statements complete and correct copies of which are attached hereto as Schedule 1, as required by Section 6.01(b) of the Agreement for the fiscal quarter of Holdings and its Subsidiaries ended [__________].

2.           Based on my knowledge, the financial statements, and other financial information included in this Certificate, fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries, each in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, as of, and for, the period presented in the financial statements.

[2][3].           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

Form of Compliance Certificate

[3][4].           A review of the activities of Holdings and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Holdings and its Subsidiaries performed and observed all their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Holdings and its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[4.][5.]                      The calculation of the Consolidated Leverage Ratio as of the last day of the [most recently ended fiscal year] [fiscal quarter ended ____________] of Holdings and its Subsidiaries set forth on Schedule 2 attached hereto is true and accurate on and as of the date of this Certificate.

[5.][6.]                      The calculation of Excess Cash Flow for the fiscal quarter ended [____________] set forth on Schedule 3 attached hereto is true and accurate on and as of the date of this Certificate.

[6.][7.]                      The calculation of the full ECF Prepayment Amount payable in respect of the fiscal quarter ended [____________] pursuant to Section 2.03(b)(i) of the Credit Agreement, without giving effect to any reduction, in whole or in part, pursuant to the proviso thereto, set forth on Schedule 4 attached hereto is true and accurate on and as of the date of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned [Chief Executive Officer] [Chief Financial Officer] [Treasurer] [Controller] of the Borrower has executed this Certificate solely in his/her capacity as an officer of the Borrower, as of _______, _______.

Name:
Title:

Form of Compliance Certificate

For the Fiscal [Quarter/Year] ended __________ (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate

Financial Statements

Form of Compliance Certificate

SCHEDULE 2
to the Compliance Certificate

CONSOLIDATED LEVERAGE RATIO

Form of Compliance Certificate

SCHEDULE 3
to the Compliance Certificate

EXCESS CASH FLOW

Form of Compliance Certificate

SCHEDULE 4
to the Compliance Certificate

ECF PREPAYMENT AMOUNT

Form of Compliance Certificate

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the] [each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.

4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

1.	Assignor[s]:	________________________________
________________________________
2.	Assignee[s]:	________________________________
________________________________
[for each Assignee, indicate [Affiliate][Approved Fund] or [identify Lender]]
3.	Borrower:	Cenveo Corporation, a Delaware corporation
4.	Administrative Agent: Macquarie US Trading LLC, as the administrative agent under the Credit Agreement
5.
Credit Agreement:  Credit Agreement, dated as of January 18, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among the Borrower, Cenveo, Inc., a Colorado corporation and parent of the Borrower, each lender from time to time party thereto, and Macquarie US Trading LLC, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]5	Assignee[s]6	Aggregate Amount of Loans for all Lenders7	Amount of Loans Assigned	Percentage Assigned of Loans8
		$___________	$___________	_______%
		$___________	$___________	_______%
		$___________	$___________	_______%

[7.	Trade Date:	_____________________]9
8.	Effective Date: _________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5	List each Assignor, as appropriate.

6	List each Assignee, as appropriate.

7
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

9	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]10 Accepted:

MACQUARIE US TRADING LLC, as
Administrative Agent

By:
Title:

[Consented to:]11

CENVEO CORPORATION

By:
Title:

10	To be added for Administrative Agent only if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

11
To be added unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) such assignment is in connection with the initial syndication of the Loans.

Form of Assignment and Assumption

ANNEX I TO ASSIGNMENT AND ASSUMPTION

CENVEO CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or, Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any, Loan Document.

1.2.           Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v), and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will

Form of Assignment and Assumption

perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT E-1

BORROWER ASSIGNMENT AND ASSUMPTION

This Borrower Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]12 Assignor identified in item 1 below ([the][each, an] “Assignor”) and Cenveo Corporation, a Delaware corporation (the “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors]13 hereunder are several and not joint.]14  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	________________________________
________________________________
2.	Assignee:	Cenveo Corporation, a Delaware corporation

12
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

13	Select as appropriate.

14	Include bracketed language if there are multiple Assignors.

E-1-1
Form of Borrower Assignment and Assumption

3.	Borrower:	Cenveo Corporation, a Delaware corporation
4.	Administrative Agent: Macquarie US Trading LLC, as the administrative agent under the Credit Agreement
5.
Credit Agreement:  Credit Agreement, dated as of January 18, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among the Borrower, Cenveo, Inc., a Colorado corporation and parent of the Borrower, each lender from time to time party thereto, and Macquarie US Trading LLC, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]15	Aggregate Amount of Loans for all Lenders16	Amount of Loans Assigned	Percentage Assigned of Loans17
	$___________	$___________	_______%
	$___________	$___________	_______%
	$___________	$___________	_______%

[7.	Trade Date:	_____________________]18
8.	Effective Date: _________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Assignee represents to the Assignor that it does not have any Material Non-Public Information that either (A) has not been disclosed (either directly or through public filings) to the Lenders (other than Lenders that do not wish to receive Material Non-Public Information with respect to Holdings or any of its Subsidiaries) prior to such time or (B) if not disclosed (either directly or through public filings) to the Lenders (other than Lenders that do not wish to receive Material Non-Public Information with respect to Holdings or any of its Subsidiaries), in Assignee’s good faith determination would not reasonably be expected to be material in a context of a Lender’s decision to enter into this Assignment and Assumption.

Pursuant to Section 11.06(h) of the Credit Agreement, upon the Effective Date the Loans assigned hereunder shall be immediately cancelled and shall no longer be outstanding.

15	List each Assignor, as appropriate.

16
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

17	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

18	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1-2
Form of Borrower Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
CENVEO CORPORATION

By:
Title:

Consented to and Accepted:

MACQUARIE US TRADING LLC, as
Administrative Agent

By:
Title:

E-1-3
Form of Borrower Assignment and Assumption

ANNEX I TO ASSIGNMENT AND ASSUMPTION

CENVEO CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or  Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any, Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and thereby, (ii) from and after the Effective Date, no interest shall accrue on the Loans assigned by [the][the relevant] Assignor pursuant to this Assignment and Assumption and such Loans shall be cancelled and for all purposes under the Credit Agreement shall no longer be outstanding, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, and (iv) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest.

2.           Payments.  From and after the Effective Date the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as

E-1-4
Form of Borrower Assignment and Assumption

delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of page intentionally left blank]

E-1-5
Form of Borrower Assignment and Assumption

EXHIBIT E-2

AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]19 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]20 Assignee identified in item 2 below ([the] [each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]21 hereunder are several and not joint.]22  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

19
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

20
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

21	Select as appropriate.

22	Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-2-1
Form of Affilaited Lender Assignment and Assumption

1.	Assignor[s]:	________________________________
________________________________
2.	Assignee[s]:	________________________________
________________________________; each an Affiliated Lender
3.	Borrower:	Cenveo Corporation, a Delaware corporation
4.	Administrative Agent: Macquarie US Trading LLC, as the administrative agent under the Credit Agreement
5.
Credit Agreement:  Credit Agreement, dated as of January 18, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among the Borrower, Cenveo, Inc., a Colorado corporation and parent of the Borrower, each lender from time to time party thereto, and Macquarie US Trading LLC, as Administrative Agent.

6..	Assigned Interest[s]:

Assignor[s]23	Assignee[s]24	Aggregate Amount of Loans for all Lenders25	Amount of Loans Assigned	Percentage Assigned of Loans 26
		$___________	$___________	_______%
		$___________	$___________	_______%
		$___________	$___________	_______%

[7.	Trade Date:	_____________________]27
8.	Effective Date: _________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

23	List each Assignor, as appropriate.

24	List each Assignee, as appropriate.

25
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

26	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

27	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-2-2
Form of Affilaited Lender Assignment and Assumption

[The] [Each] Assignee represents to [the Assignor][each respective Assignor] that it does not have any Material Non-Public Information that either (A) has not been disclosed (either directly or through public filings) to the Lenders (other than Lenders that do not wish to receive Material Non-Public Information with respect to Holdings or any of its Subsidiaries) prior to such time or (B) if not disclosed (either directly or through public filings) to the Lenders (other than Lenders that do not wish to receive Material Non-Public Information with respect to Holdings or any of its Subsidiaries), in [the][such] Assignee’s good faith determination would not reasonably be expected to be material in a context of a Lender’s decision to enter into this Assignment and Assumption.

E-2-3
Form of Affilaited Lender Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

MACQUARIE US TRADING LLC, as
Administrative Agent

By:
Title:

[Consented to:]28

CENVEO CORPORATION

By:
Title:

28
To be added unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (3) such assignment is in connection with the initial syndication of the Loans.

E-2-4
Form of Affilaited Lender Assignment and Assumption

ANNEX I TO ASSIGNMENT AND ASSUMPTION

CENVEO CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or  Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any, Loan Document.

1.2.           Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v), and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee); and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will

E-2-5
Form of Affilaited Lender Assignment and Assumption

perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3           Mutual Representations.  [Each][The] Assignor and [each][the] Assignee further represent and warrant that (A) the assignment of the Loans hereunder is in accordance with the terms of Section 11.06(i) of the Credit Agreement, (B) the Assignor[s] currently may have, and later may come into possession of, information regarding the Loan Documents or the Loan Parties that is not known to the Assignee[s] and that may be material to a decision to enter into this Assignment and Assumption (“Affiliated Lender Excluded Information”), (C) [the][each] Assignee has independently and without reliance on the other [party][parties] hereto made its own analysis and determined to enter into this Assignment and Assumption and to consummate the transactions contemplated hereby notwithstanding its lack of knowledge of the Affiliated Lender Excluded Information and  (D) the other part[y][ies] shall have no liability to it, and such part[y][ies] hereby to the extent permitted by law waive[s] and release[s] any claims [it][they] may have against the other part[y][ies] hereto under applicable laws or otherwise, with respect to the nondisclosure of the Affiliated Lender Excluded Information; provided that the Affiliated Lender Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such party set forth herein.  [The][Each] Assignor, in its capacity as seller of Loans pursuant to this Assignment and Assumption, and [the][each] Assignee, in its capacity as purchaser of Loans pursuant to this Assignment and Assumption, further acknowledge that the Affiliated Lender Excluded Information may not be available to the Administrative Agent or the other Lenders.

2.           Agreements of Assignee[s].  Each Affiliated Lender hereby agrees that notwithstanding anything to the contrary herein, it may not (A) receive, directly or indirectly, information provided solely to Lenders by the Administrative Agent or any Lender, (B) attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors, (C) access the Platform, notwithstanding that it may be granted access thereto by the Administrative Agent, (D) make or bring any claim, in its capacity as a Lender, against the Administrative Agent, any other agent named on the cover page of the Credit Agreement or any Lender with respect to the duties and obligations of such Persons under any Loan Document or (E) take any other actions in contravention of Section 11.06 of the Credit Agreement.

3.           Payments.  From and after the Effective Date the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

4.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-2-6
Form of Affilaited Lender Assignment and Assumption

EXHIBIT F

FORM OF GUARANTY

[Filed as Exhibit 10.2]

F-1
Form of Guaranty

EXHIBIT H

AMENDMENT TO SENIOR CREDIT AGREEMENT

[Filed as Exhibit 10.2 to Cenveo, Inc.'s Form 8-K filed December 19, 2012 and incorporated by reference herein]

H-1

EXHIBIT I

FORM OF
JOINDER AGREEMENT

This JOINDER AGREEMENT dated as of _______, 201_ (this “Agreement”), is entered into by each of Cenveo, Inc., a Colorado corporation (“Holdings”), and each Domestic Subsidiary (such term and the other capitalized terms used herein shall have the meanings assigned thereto in Article I of this Agreement) of Holdings identified on the signature pages hereof as an “Additional Guarantor” (all such Subsidiaries hereinafter collectively referred to as the “Additional Guarantors”, and each individually as an “Additional Guarantor”), to and for the benefit of Macquarie US Trading LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

RECITALS

WHEREAS, pursuant to a Credit Agreement, dated as of January 18, 2013 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cenveo Corporation, a Delaware corporation (the “Borrower”), Holdings, the Lenders party thereto from time to time, and Macquarie US Trading LLC, as Administrative Agent (the “Administrative Agent”), and the other Loan Documents referred to therein, the Lenders have agreed to make Credit Extensions to or for the benefit of the Loan Parties;

WHEREAS, pursuant to Section 6.12 of the Credit Agreement, Holdings and the Borrower have agreed to cause each Additional Guarantor to execute and deliver this Agreement and to become a Guarantor under the Guaranty as provided in this Agreement;

WHEREAS, each Additional Guarantor is engaged in a business which is related to the business of the Borrower and will derive substantial direct and indirect benefit from the Credit Extensions under the Loan Documents made by the Lenders to the Borrower; and

WHEREAS, each Additional Guarantor is willing to become a Loan Party under the Loan Documents as hereinafter provided in order to obtain such benefits;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Additional Guarantor hereby agrees, for the benefit of each Lender, as follows:

ARTICLE I
DEFINITIONS

1.01. Credit Agreement Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in Section 1.01 of the Credit Agreement.

1.02. Constructions.  The rules of construction specified in Sections 1.02 through 1.05 of the Credit Agreement also apply to this Agreement.

Form of Joinder

ARTICLE II
JOINDER AGREEMENTS; SUPPLEMENTS

2.01. Guaranty.  Each Additional Guarantor agrees to, and does hereby, become a Guarantor in respect of the Obligations of the Borrower and each other Guarantor, with the same force and effect as if it were an original party to the Guaranty, and agrees that each reference in the Guaranty to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor.

2.02. Loan Documents.  Each Additional Guarantor (a) agrees to be obligated and bound by all the terms, provisions and covenants under each of the Loan Documents which are binding on a Guarantor or a Loan Party, as applicable, and (b) represents and warrants that each of the representations and warranties contained in the Guaranty as it relates to such Additional Guarantor is true and correct in all material respects as of the date hereof, with the same effect as though such representations had been made on and as of the date hereof after giving effect to the joinder of such Additional Guarantor as an additional Guarantor and Loan Party under the Guaranty.

2.03. Guarantors’ Acknowledgement.  Holdings, on behalf of each Guarantor, hereby acknowledges and consents to the Loan Documents, as supplemented by this Agreement, and confirms the Obligations of each Guarantor under the Guaranty, as so supplemented, remain in full force and effect.

ARTICLE III
DELIVERIES

3.01. Deliveries.  Delivered to the Administrative Agent herewith are the following certificates, documents and opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Additional Guarantor as the Administrative Agent may require evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of such Additional Guarantor in connection with this Agreement and the other Loan Documents, as supplemented by this Agreement;

(b) documents and certifications as the Administrative Agent may reasonably require to evidence that each Additional Guarantor is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, certified copies of the Organization Documents of such Additional Guarantor, certificates of good standing and/or qualification to engage in business of such Additional Guarantor;

(c) if reasonably requested by the Administrative Agent, favorable opinions of counsel for the Loan Parties (certain of which opinions, in the Administrative Agent’s discretion, may be given by in-house counsel), addressed to the Administrative Agent and each Lender, as

Form of Joinder

to the matters relating to each Additional Guarantor and as to the legality, validity, binding effect and enforceability of this Agreement and the Guaranty, as supplemented by this Agreement, or other applicable Loan Document to which such Additional Guarantor is a party as the Administrative Agent may reasonably request, and including, among other things, opinions regarding consents and approvals from Governmental Authorities referred to in clause (d) below; and

(d) a certificate of a duly authorized officer of Holdings on behalf of each Additional Guarantor either (A) attaching copies of all consents, licenses and approvals of Governmental Authorities, shareholders and other Persons required in connection with the execution, delivery and performance by each Additional Guarantor and the validity against such Additional Guarantor of the Loan Documents to which it is a party and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

ARTICLE IV
MISCELLANEOUS

4.01. Notices.  All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by telecopy to each party hereto at the address set forth in Section 11.02 of the Credit Agreement (with any notice to an Additional Guarantor being delivered to it in care of the Borrower).  All such notices and other communications shall be deemed to be given or made at the times provided in Section 11.02 of the Credit Agreement.

4.02. Amendments, etc.; Successors and Assigns.

(a) No amendment to or waiver of any provision of this Agreement or of the Loan Documents, as supplemented by this Agreement, nor consent to any departure by any Additional Guarantor herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Additional Guarantor or Holdings on behalf of such Additional Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement shall be construed as a separate agreement with respect to each Additional Guarantor and may be amended, modified, supplemented, waived or released with respect to any Additional Guarantor without the approval of any other Additional Guarantor and without affecting the Obligations of any other Additional Guarantor hereunder.

(b) This Agreement and the Loan Documents, as supplemented by this Agreement, shall be binding upon each Additional Guarantor and its successors, transferees and assigns and shall inure to the benefit of the Administrative Agent and each Lender and their respective successors, transferees and assigns; provided, however, that no Additional Guarantor may assign its obligations hereunder or under any of the Loan Documents, as supplemented by this Agreement, without the prior written consent of the Administrative Agent and any Lenders required by Section 11.06 of the Credit Agreement.

Form of Joinder

4.03. Survival of Agreement.  All covenants, agreements, representations and warranties made by each Additional Guarantor in each Loan Document, as supplemented by this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the date that (i) the Aggregate Commitments have been terminated and (ii) the Obligations shall have been paid in full in cash (the “Termination Date”).

.

4.04. Waivers.  No failure or delay by the Administrative Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

4.05. Severability.  If any provision of this Agreement or any other Loan Document, as supplemented by this Agreement, is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement or such other Loan Document shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.06. Counterparts, Integration, Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, as supplemented by this Agreement, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective as to an Additional Guarantor when it shall have been executed by such Additional Guarantor and when the Administrative Agent shall have received counterparts hereof bearing the signature of such Additional Guarantor.  Delivery of an executed counterpart of a signature page of this Agreement by

Form of Joinder

telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

4.07. Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of or to be taken into consideration in interpreting, this Agreement.

4.08. GOVERNING LAW; JURISDICTION; ETC.

(a) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.  EACH ADDITIONAL GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE.  EACH ADDITIONAL GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

Form of Joinder

SECTION 11.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

4.09. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.10. ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS SUPPLEMENTED BY THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow.]

Form of Joinder

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Holdings:	CENVEO, INC.

By:
Name:
Title:

Additional Guarantors:	[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Signature Page
Form of Joinder Agreement

Exhibit J

FORM OF
TAX CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of January 18, 2013 (the “Agreement”; the terms defined therein being used herein as therein defined), among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation and parent of the Borrower (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and MACQUARIE US TRADING LLC, as Administrative Agent.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of Tax Certificate

U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of January 18, 2013 (the “Agreement”; the terms defined therein being used herein as therein defined), among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation and parent of the Borrower (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and MACQUARIE US TRADING LLC, as Administrative Agent.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code,.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of Tax Certificate

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of January 18, 2013 (the “Agreement”; the terms defined therein being used herein as therein defined), among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation and parent of the Borrower (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and MACQUARIE US TRADING LLC, as Administrative Agent.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

Form of Tax Certificate

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of January 18, 2013 (the “Agreement”; the terms defined therein being used herein as therein defined), among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation and parent of the Borrower (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and MACQUARIE US TRADING LLC, as Administrative Agent.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

J-4
Form of Tax Certificate